Filed pursuant to Rule 424(b)(5)

Registration No. 333-273266

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 21, 2023)

China Liberal Education Holdings Limited

160,000,000 Ordinary Shares

and

Up to 3,600,000,000 Ordinary Shares Issuable upon the Exercise of Warrants

This is an offering of the securities of China Liberal Education Holdings Limited, a Cayman Islands exempted company with limited liability. Unless otherwise stated, as used in this prospectus supplement, references to “we,” “us,” “our,” “China Liberal,” and the “Company” are to China Liberal Education Holdings Limited, a Cayman Islands exempted company with limited liability.

Pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement dated December 23, 2024 (the “Securities Purchase Agreement”), we are offering 160,000,000 Ordinary Shares of the Company, with a par value of US$0.015 per share and at a purchase price of $0.13 per share to certain individuals (collectively referred to as the “Investors”). The details of the Investors are set forth in the section entitled “Plan of Distribution” of this prospectus supplement.

Investors of Ordinary Shares in this offering will also receive warrants (the “Warrants”) to purchase the number of Ordinary Shares that equals to 200% of our Ordinary Shares purchased by such Investors in this offering. The Warrants are exercisable immediately upon issuance and have an initial exercise price of $0.45 per share, and will expire five years from the date of issuance. On the seventh calendar day following the date of issuance (the “Reset Date”), the exercise price of the Warrants will be adjusted to $0.04, which equals to 24% of the minimum price under the Nasdaq Listing Rule 5635(d) immediately prior to the date of this prospectus supplement, and the maximum number of Ordinary Shares of the Company issuable upon exercise of the Warrants will be adjusted to 3,600,000,000 shares. There will be no trading market for the Warrants.

For a more detailed description of the Ordinary Shares and Warrants, see the section entitled “Description Of Securities We Are Offering” on page S-22 and “Plan of Distribution” on page S-30 of this prospectus supplement.

Our Ordinary Shares are listed on The Nasdaq Capital Market (“Nasdaq”), under the symbol “CLEU.” On December 20, 2024, the last reported sale price of our Ordinary Shares on Nasdaq was US$0.1662 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Act of 2012, as amended, and, as such, will be subject to reduced public company reporting requirements.

The aggregate market value of our outstanding Ordinary Shares held by non-affiliates, or public float, on October 7, 2024, was approximately US$75.6 million, which was calculated based on 218,402,798 Ordinary Shares held by non-affiliates as of October 7, 2024 and a per share price of US$0.3459, which was the closing price of our Ordinary Shares on Nasdaq on October 7, 2024.

Throughout this prospectus supplement, (i) the terms “we,” “our,” and “our Company,” only refer to China Liberal Education Holdings Limited, the Cayman holding company and when describing the Group’s consolidated financial information, also includes the Company’s subsidiaries and the former affiliated entities; (ii) the terms “former affiliated entities” refer to Fuzhou Melbourne Polytechnic, a three-year college in China (“FMP”), and Strait College of Minjiang University, a four-year university in China (“Strait College”), which were our consolidated affiliated entities under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) from September 2, 2022 to August 31, 2023, and we consolidated the financial results of the former affiliated entities in the consolidated financial statements in accordance with U.S. GAAP during the time period when they were our affiliated entities; (iii) the terms “the subsidiaries” or “our subsidiaries” refer to the direct and indirect subsidiaries of the Company, including (a) Aiways Automobile Holding Limited and Aiways Merger Sub Limited, companies incorporated under the laws of the Cayman Islands, (b) Yi Xin International Investment Limited, a company incorporated under the laws of British Virgin Islands, (c) China Boya Education Group Co., Ltd., a company incorporated in the special administrative region of Hong Kong (“Hong Kong”), and (d) China Liberal (Beijing) Education Technology Co., Ltd. (“China Liberal Beijing”), Beijing Oriental Wisdom Culture Development Co., Ltd. (“Oriental Wisdom”), companies that incorporated in the People’s Republic of China (the “PRC” or “China”); and (iv) the term “operating entities” refers to China Liberal Beijing and Oriental Wisdom, and (iv) the term “operating entities” refers to China Liberal Beijing and Oriental Wisdom. For a description of our corporate structure, see “Prospectus Summary — Our Corporate Structure” of the accompanying prospectus. As a result of our corporate structure, you may never directly hold equity interests in our subsidiaries.

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company, and we do not conduct any operations. As a holding company with no material operations of our own, we conduct all of our operations through our subsidiaries formed in the PRC and our former affiliated entities. The former affiliated entities were consolidated for accounting purposes but were not entities in which we owned equity interest in. The consolidation of the former affiliated entities’ financial results is not equivalent to equity ownership in the business of the former affiliated entities. Our securities are shares of our offshore holding company instead of securities of our subsidiaries in China. Neither the investors in the holding company nor the holding company itself have an equity ownership in, direct foreign investment in, or control of, through such ownership or investment, the operating entities. As a result of our corporate structure, you may never directly hold equity interests in our subsidiaries, and investors are purchasing an interest in the Cayman Islands holding company.

i

Our subsidiaries are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing the subsidiaries’ current business operations are sometimes vague and uncertain, and as a result these risks may result in material change in the operations of the subsidiaries, significant depreciation of the value of our Ordinary Shares, a complete hindrance of our ability to offer or continue to offer our securities to investors, or cause the value of such securities to significantly decline or be worthless. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including those related to variable interest entities, data security and anti-monopoly concerns. For instance, on June 10, 2021, the Standing Committee of the National People’s Congress promulgated the PRC Data Security Law, which requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. Any data processing which affects or has the possibility to affect national security, will be reviewed by competent authorities. Moreover, the Anti-monopoly Law promulgated by the Standing Committee of the National People’s Congress requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the anti-monopoly enforcement agency before they can be completed.

In addition, on August 21, 2024, Nasdaq notified the Company that the bid price of its listed securities had closed at less than $1 per share over the previous 30 consecutive business days, and, as a result, did not comply with Listing Rule 5550(a)(2). In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until February 17, 2025, to regain compliance with the Rule. Therefore, the Company is in the process of effectuating a 15:1 reverse stock split, the shareholder resolution of which was passed at the Annual General Meeting on November 25, 2024, to cure such deficiency. Numbers of Ordinary Shares, Warrants and par value per share in this prospectus supplement do not reflect the effects of such reverse share split. Save for the disclosed above, as of the date of this prospectus supplement, our Company and the subsidiaries have not been involved in any investigations or review initiated by any PRC regulatory authority, not has any of them received any inquiry, notice or sanction for the business operation, accepting foreign investment or listing on the Nasdaq Stock Market.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines (collectively, the “Overseas Listings Rules”), which took effect on March 31, 2023. According to the Overseas Listings Rules, after the submission of relevant application for initial public offerings or listings in overseas markets, or after the completion of subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed, or after the submission of relevant application for subsequent securities offerings and listings of an issuer in other overseas markets than where it has offered and listed, all China-based companies shall file the required filing materials with the CSRC within three working days. In the opinion of Beijing Zhongdun Law Firm, our PRC legal counsel, this offering will be subject to the Trial Measures, and we are required to file for record through our major operating entity incorporated in the PRC with the CSRC within three business days after the completion of the initial offering pursuant to the prospectus supplement and make a summary report to the CSRC after the completion of offerings under this prospectus supplement and the accompanying prospectus. If we do not comply with the filing procedures according to the Trial Measures or if our filing materials contain false records, misleading statements or material omissions, the CSRC may order us to rectify such non-compliance, issue a warning, and impose a fine of not less than RMB1 million and not more than RMB10 million. These risks could completely hinder our ability to offer or continue to offer securities to our investors, or cause such securities to significantly decline in value or become worthless. Generally, any action by the Chinese government to exert more oversight and control over foreign investment in China-based companies could result in a material change in the operations of our subsidiaries, cause the value of our Ordinary Shares to significantly decline or become worthless, and significantly limit, or completely hinder our ability to offer or continue to offer our Ordinary Shares to our investors. See “Risk Factors — Risks Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our Ordinary Shares” on pages 22 to 24 of our most recent annual report on Form 20-F; and “Risk Factors — Risks Related to Doing Business in China — Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations” on page 22 of our most recent annual report on Form 20-F.

Moreover, according to the Measures of Cybersecurity Review which were promulgated on December 28, 2021 and took effect on February 15, 2022, a network platform operator that holds personal information of more than one million users shall report to Cybersecurity Review Office for cybersecurity review when it seeks to list its securities overseas. During such reviews, the network platform operator may be required to suspend its operation or experience other disruptions to its operations. Cybersecurity review could also result in negative publicity with respect to the network platform operator and diversion of its managerial and financial resources, which could materially and adversely affect its business, financial conditions, and results of operations. The business operations of our subsidiaries do not currently involve the procurement of network products and services or data processing as network platform operators. We believe that the Cybersecurity Review Measures is not currently applicable to our Company, and nor do we believe that we are subject to a cybersecurity review. However, it remains uncertain whether any future regulatory changes or amendments to the Measures of Cybersecurity Reviews would impose additional restrictions on companies like us.

ii

In addition, our Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for two consecutive years. Our current auditor, Audit Alliance LLP, is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and reduced the period of time for foreign companies to comply with PCAOB audits to two consecutive years, instead of three, thus reducing the time period before our securities may be prohibited from trading or delisted.

On December 16, 2021, the PCAOB issued a report notifying the SEC of its determinations (the “PCAOB Determinations”) that they are unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong. The report sets forth lists identifying the registered public accounting firms headquartered in mainland China and Hong Kong, respectively, that the PCAOB is unable to inspect or investigate completely. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer’s auditors for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event which it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, then such lack of inspection could cause our securities to be delisted from the stock exchange. Our ability to retain an auditor subject to PCAOB inspection and investigation, including but not limited to inspection of the audit working papers related to us, may depend on the relevant positions of U.S. and Chinese regulators. If trading in our Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, the Nasdaq Stock Market may determine to delist our Ordinary Shares.

The Company transfers cash to its wholly-owned BVI subsidiaries and then to indirect wholly-owned Hong Kong subsidiaries, by making capital contributions or providing loans, and the Hong Kong subsidiaries transfer cash to the subsidiaries in mainland China by making capital contributions or providing loans to them. Although the Company does not have a formal cash management policy in place that dictates how funds shall be transferred among the Company and its subsidiaries or investors, the Company intends that any future cash transfers to be made among the parties based on business needs in compliance of relevant PRC laws and regulations. As of the date of this prospectus supplement, there has been no transfer of cash or other assets, dividends or distributions among the holding company and its subsidiaries. As of the date of this prospectus supplement, we have not declared any dividends or made any distributions to our shareholders or U.S. investors. See “Item 3. Key Information — Cash Transfers Through Our Organization and Dividend Policy” on pages 9 and 10 of our most recent annual report on Form 20-F and “Item 18 — Financial Statements” beginning on page F-1 of our most recent annual report on Form 20-F. The Company does not have any present plan to pay any cash dividends on its ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Our PRC subsidiaries are permitted to pay dividends only out of their retained earnings. However, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. This portion of our PRC subsidiaries’ respective net assets are prohibited from being distributed to their shareholders as dividends. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by State Administration of Foreign Exchange (“SAFE”). The majority of our Company’s and our PRC subsidiaries’ income are received in RMB and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE as long as certain procedural requirements are met. Approval from appropriate governmental authorities is required if RMB is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The Chinese government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. See “Item 3. Key Information — Cash Transfers Through Our Organization and Dividend Policy” on pages 9 and 10 of our most recent annual report on Form 20-F and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” on page 25 of our most recent annual report on Form 20-F. The Company has not made any dividend payments in the past and is not planning to make dividend payments in the near future in order to preserve capital to fund business growth.

iii

Moreover, to the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company or its subsidiaries by the PRC government to transfer cash or assets. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page 27 of our most recent annual report on Form 20-F.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-15 of this prospectus supplement and risk factors set forth in our annual report on Form 20-F for the fiscal year ended December 31, 2023.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that the delivery of the Ordinary Shares being offered pursuant to this prospectus supplement and the accompanying prospectus will be made no later than December 31, 2024, subject to customary closing conditions.

The date of this prospectus supplement is December 23, 2024.

iv

Prospectus

v

ABOUT THIS PROSPECTUS SUPPLEMENT

On July 14, 2023, we filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3 (File No. 333-273266), utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective by the SEC on July 21, 2023. Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell up to US$100,000,000 of any combination, together or separately, of our Ordinary Shares, preferred shares, debt securities, warrants, rights, and units, or any combination thereof as described in the accompanying prospectus. We are selling Ordinary Shares and warrants in this offering.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus supplement. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties, or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

S-1

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus supplement to:

•	“Aiways Automobile” is to Aiways Automobile Holdings Limited, a Cayman Islands exempted company with limited liability and a wholly-owned subsidiary of the Company;

•	“Aiways Merger Sub” is to Aiways Merger Sub Limited, a Cayman Islands exempted company with limited liability and a wholly-owned subsidiary of the Company;

•

“China” or the “PRC” are to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau and excluding Taiwan for the purposes of this prospectus supplement only;

•	“China Liberal” is to China Liberal Education Holdings Limited, a Cayman Islands exempted company with limited liability;

•	“China Liberal Beijing” is to China Liberal (Beijing) Education Technology Co., Ltd., a PRC limited liability company and our operating subsidiary;

•	“China Liberal Fujian” is to China Liberal Fujian Education Technology Group Co., Ltd., a PRC limited liability company;

•

“Company,” “the Group,” “we,” “our,” and “us” are to China Liberal Education Holdings Limited, and when describing the group’s consolidated financial information for the fiscal years ended December 31, 2022 and 2023, also includes the Company’s subsidiaries and the former affiliated entities (defined as below);

•

“EAP” is to Australia English for Academic Purposes, which prepares international students for vocational or tertiary-level study in Australia and other contexts where English is the language of instruction, and it aims to develop student awareness, knowledge and skills in the use of English as the language of teaching and learning in a vocational and/or university environment;

•

“former affiliated entities” are to FMP (as defined below) and Strait College (as defined below), which were our consolidated affiliated entities under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) from September 2, 2022 to August 31, 2023, and we consolidated the financial results of the former affiliated entities in the consolidated financial statements in accordance with U.S. GAAP during the time periods when they were our affiliated entities;

•	“FMP” is to Fuzhou Melbourne Polytechnic, a three-year college in China;

•	“Fujian Wanzhong” is to Fujian Wanzhong Education Investment Management Co., Ltd., a PRC limited liability company and a subsidiary of the Company;

S-2

•	“Oriental Wisdom” is to Oriental Wisdom Cultural Development Co., Ltd., a PRC limited liability company and a subsidiary of the Company;

•	“PRC subsidiaries” and “PRC entities” refer to entities established in accordance with PRC laws and regulations;

•	“RMB” and “Renminbi” are to the legal currency of China;

•	“shares”, “Shares” or “Ordinary Shares” are to the ordinary shares of the Company, with a par value of US$0.001 per share;

•	“Sino-foreign Jointly Managed Academic Programs” are to education programs offered by joint ventures of the PRC and foreign institutions;

•	“Strait College” is to Strait College of Mingjiang University;

•	“US$,” “dollars” or “U.S. dollars” are to the legal currency of the United States;

•	“Wanwang” is to Wanwang Investment Limited, a British Virgin Islands exempted company with limited liability and a subsidiary of the Company;

•	“Wanzhong HK” is to Wanzhong (HK) Investment Limited, a Hong Kong limited liability company and a subsidiary of the Company; and

•	“Yi Xin BVI” are to Yi Xin International Investment Limited, a company incorporated in the British Virgin Islands.

S-3

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus supplement, the accompanying prospectus, and our SEC filings that are incorporated by reference into this prospectus supplement. These forward-looking statements include, but are not limited to, statements regarding our intent, belief, or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section entitled “Item 3. Key Information — D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2023 and the section entitled “Risk Factors” beginning on page S-15 of this prospectus supplement.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events, except as, and to the extent required by, applicable securities laws.

S-4

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated therein by reference. You should read carefully the entire documents, including our financial statements and related notes, to understand our business, the Ordinary Shares, and the other considerations that are important to your decision to invest in our securities. You should pay special attention to the “Risk Factors” sections beginning on page S-15 of this prospectus supplement and on page 17 of the accompanying prospectus.

Our Corporate Structure

Throughout this prospectus supplement, (i) the terms “we,” “our,” and “our Company,” only refer to China Liberal Education Holdings Limited, the Cayman holding company and when describing the group’s consolidated financial information, also includes the Company’s subsidiaries and the former affiliated entities; (ii) the terms “former affiliated entities” refer to Fuzhou Melbourne Polytechnic, a three-year college in China (“FMP”), and Strait College of Minjiang University, a four-year university in China (“Strait College”), which were our consolidated affiliated entities under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) from September 2, 2022 to August 31, 2023, and we consolidated the financial results of the former affiliated entities in the consolidated financial statements in accordance with U.S. GAAP during the time period when they were our affiliated entities; (iii) the terms “the subsidiaries” or “our subsidiaries” refer to the direct and indirect subsidiaries of the Company, including (a) Aiways Automobile Holding Limited and Aiways Merger Sub Limited, companies incorporated under the laws of the Cayman Islands, (b) Yi Xin International Investment Limited, a company incorporated under the laws of British Virgin Islands, (c) China Boya Education Group Co., Ltd., a company incorporated in the special administrative region of Hong Kong (“Hong Kong”), and (d) China Liberal (Beijing) Education Technology Co., Ltd. (“China Liberal Beijing”), Beijing Oriental Wisdom Culture Development Co., Ltd. (“Oriental Wisdom”), companies that incorporated in the People’s Republic of China (the “PRC” or “China”); and (iv) the term “operating entities” refers to China Liberal Beijing and Oriental Wisdom, and (iv) the term “operating entities” refers to China Liberal Beijing and Oriental Wisdom.

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company, and we do not conduct any operations. As a holding company with no material operations of our own, we conduct all of our operations through our subsidiaries formed in the PRC and our former affiliated entities. The former affiliated entities were consolidated for accounting purposes but were not entities in which we owned equity interest in. The consolidation of the former affiliated entities’ financial results is not equivalent to equity ownership in the business of the former affiliated entities. Our securities are shares of our offshore holding company instead of securities of our subsidiaries in China. Neither the investors in the holding company nor the holding company itself have an equity ownership in, direct foreign investment in, or control of, through such ownership or investment, the operating entities. As a result of our corporate structure, you may never directly hold equity interests in our subsidiaries, and investors are purchasing an interest in the Cayman Islands holding company.

S-5

The following diagram illustrates our corporate structure as of the date of this prospectus supplement.

S-6

Risks associated with Our Business and Industry of the Operating Entities

Our revenues generated under Sino-foreign Jointly Managed Academic Programs represented 28.8% and nil of our net revenues for the years ended December 31, 2022 and 2023, respectively. For the years ended December 31, 2022, we generated a vast majority of our Sino-foreign Jointly Managed Academic Program revenues from two major partners, FMP and Minjiang University. Wanwang through its indirect wholly owned subsidiary, Fujian Wanzhong, controls FMP and Strait College. After the completion of the acquisition of Wanwang on September 2, 2022 pursuant to that certain stock purchase agreement (the “Stock Purchase Agreement”) entered into with Xiaoshi Huang and Thrive Shine Limited, the sellers of the acquired company, revenue from this line of business was accounted for as transactions between Wanwang and China Liberal Beijing, and were eliminated upon consolidation. Historically, revenue from Sino-foreign Jointly Managed Academic Programs and college operations generated the majority of our revenue for the fiscal years ended December 31, 2022. Even though we are expanding into other lines of business, we cannot assure you that any such efforts will be successful, and we cannot assure you that we will be able to generate the same level of revenue from other lines of business as we did from FMP and Strait College. In such event, our results of operations and financial condition may be materially and adversely affected. See “Item 3. Key Information — D. Risk Factors — Risk Related to the Business and Industry of the Operating Entities — We used to operate two colleges and provided services to Sino-foreign Jointly Managed Academic Programs, and our revenues during the reporting periods were highly concentrated from them. Revenue generated from FMP and Strait College is no longer consolidated into our revenue since September 1, 2023. If we are not able to generate significant revenues from other lines of business, our results of operations and financial condition may be materially and adversely affected.”

S-7

Risks Related to Doing Business in China, Recent Regulatory Developments and Permissions Required from PRC Authorities

Our subsidiaries are subject to certain legal and operational risks associated with being based in China and the complex and evolving PRC laws and regulations. PRC laws and regulations governing the subsidiaries’ current business operations are sometimes vague and uncertain, and as a result these risks may result in material change in the operations of our subsidiaries, significant depreciation of the value of our Ordinary Shares, a complete hindrance of our ability to offer or continue to offer our securities to investors, or cause the value of such securities to significantly decline or be worthless. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including those related to variable interest entities, data security, and anti-monopoly concerns. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what future impact such modified or new laws and regulations will have on our daily business operations, the ability to accept foreign investments and our continued listing on the Nasdaq Stock Market. For a detailed description of risks related to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” included in our most recent annual report on Form 20-F.

PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of such securities to significantly decline or be of little or no value. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our Ordinary Shares” on page 22 to 24 of our most recent annual report on Form 20-F.

Based on PRC laws and regulations in effect as of the date of this prospectus supplement, and subject to different interpretations of these laws and regulations that may be adopted by PRC authorities, the PRC subsidiaries were required to and have obtained the relevant business licenses from the governing local branches of State Administration for Market Regulations, which sets forth the scope of business operations each subsidiary is allowed to conduct as well as the approvals necessary to operate in China as of the date of this prospectus supplement. Currently, we and our subsidiaries are not required to obtain any other licenses or approvals for our operations in China. However, the Standing Committee of the National people’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires us or our subsidiaries to obtain permissions from the PRC regulatory authorities to approve their operations.

We believe that we and our subsidiaries have obtained all the licenses and approvals necessary to operate in China and that we do not need any other licenses or approvals for our operations in mainland China or Hong Kong. We believe that we are not required to obtain approval from any PRC government authorities, including the CSRC, the Cyberspace Administration of China (the “CAC”), or any other government entities, to issue of our Ordinary Shares to foreign investors. Under the Measures of Cybersecurity Review which were promulgated on December 28, 2021 and entered into force and effect on February 15, 2022, if critical information infrastructure operators purchase network products and services, or network platform operators conduct data processing activities that affect or may affect national security, they will be subject to cybersecurity review. A network platform operator holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad. In the opinion of our PRC legal counsel, Beijing Zhongdun Law Firm, the business operations of our subsidiaries do not currently involve the procurement of network products and services or data processing as network platform operators. Beijing Zhongdun Law Firm has further advised us that the Measures of Cybersecurity Review is not currently applicable to our Company, and we are not required to conduct cybersecurity review.

S-8

However, the aforementioned regulations and policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As these laws and regulations were recently issued, official guidance and interpretation of the opinions remain unclear, and we cannot assure you that we will remain fully compliant with all new regulatory requirements of these laws and regulations or any future implementation rules on a timely basis, or at all. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our Ordinary Shares” in our most recent annual report on Form 20-F.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “Trial Measures”) and five supporting guidelines (collectively, the “Overseas Listings Rules”), which became effective on March 31, 2023. These rules propose to establish a new filing-based regime to regulate overseas offerings and listings by Chinese domestic companies. Under the Overseas Listings Rules, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offering or listing application. Since the date of effectiveness of the Trial Measures, the domestic enterprises otherwise subject to filing that have been listed overseas or met the following circumstances are considered existing enterprises. Existing enterprises are not required to file immediately, and filing should be made as required if they conduct refinancing activities or other matters requiring filings in the future. In the opinion of Beijing Zhongdun Law Firm, our PRC legal counsel, this offering will be subject to the Trial Measures, and we are required to file for record through our major operating entity incorporated in the PRC with the CSRC within three business days after the completion of the initial offering pursuant to the prospectus supplement and make a summary report to the CSRC after the completion of offerings under this prospectus supplement and the accompanying prospectus. If we do not comply with the filing procedures according to the Trial Measures or if our filing materials contain false records, misleading statements or material omissions, the CSRC may order rectify such non-compliance, issue a warning, and impose a fine of not less than RMB1 million and not more than RMB10 million. These risks could completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. Generally, any action by the Chinese government to exert more oversight and control over foreign investment in China-based companies could result in a material change in the operations of our subsidiaries, cause the value of our Ordinary Shares to significantly decline or become worthless, and significantly limit, or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors.

Since the recent regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operations, ability to accept foreign investments and listing on the Nasdaq Stock Market. If we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, ordered to suspend our relevant business and rectify, prohibited from engaging in relevant business, or subject to an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See ‘Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our Ordinary Shares” in our most recent annual report on Form 20-F.

S-9

The PRC regulatory authorities may impose restrictions and penalties on the operations in China, significantly limit or completely hinder our ability to launch any new offering of our securities, limit our ability to pay dividends outside of China, delay or restrict the repatriation of the proceeds from future capital raising activities into China, or take other actions that could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of our Ordinary Shares. Furthermore, the PRC government authorities may further strengthen oversight and control over listings and offerings that are conducted overseas. Any such action may adversely affect our operations and significantly limit or completely hinder our ability to offer or continue to offer securities to you and cause the value of such securities to significantly decline or be worthless.

Holding Foreign Companies Accountable Act and its Implications

Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act, or the HFCA Act, if the PCAOB determines that it cannot inspect or fully investigate our auditor, and that as a result, an exchange may determine to delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and reduced the period of time for foreign companies to comply with PCAOB audits to two consecutive years, instead of three, thus reducing the time period before our securities may be prohibited from trading or delisted. In addition, on December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by mainland China and Hong Kong authorities in those jurisdictions. On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the U.S. Securities and Exchange Commission. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. Our auditor, Audit Alliance LLP, is headquartered in Singapore, and has been inspected by the PCAOB on a regular basis. The determination announced by the PCAOB on December 16, 2021 notes all of the accounting firms that the PCAOB is not able to inspect, and our auditor is not subject to such determination. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Our Ordinary Shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting and the cessation of trading of our Ordinary Shares, or the treat of their being delisted and prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, any inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections.” of our annual report on Form 20-F for the fiscal year ended December 31, 2023.

Moreover, to the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company or its subsidiaries, by the PRC government to transfer cash or assets. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page 27 of our most recent annual report on Form 20-F.

Cash Transfers Through our Organization and Dividend Policy

As of the date of this prospectus supplement, there has been no transfer of cash or other assets, dividends or distributions among the holding company, its subsidiaries and the former affiliated entities. As of the date of this prospectus supplement, we have not declared any dividends or made any distributions to our shareholders or U.S. investors.

We rely principally on dividends and other distributions on equity from our PRC subsidiaries for our cash requirements, including for services of any debt we may incur. Our PRC subsidiaries’ ability to distribute dividends and earnings is based upon their respective distributable earnings.

S-10

Current PRC regulations permit the companies in the PRC to pay dividends only out of their respective accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, each of the companies in the PRC is required to set aside 10% of its after-tax profits to fund a statutory reserve until such reserve reaches 50% of its registered capital if it distributes its after-tax profits for the current financial year. In addition, cash transfers from our Cayman Islands holding company are subject to the applicable PRC laws and regulations on loans and direct investment. See “Item 3. Key Information — D. Risk Factors — Risk Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” on page 25 of our most recent annual report on Form 20-F.

In addition, the PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, we may rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. However, approval from or registration with the appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiaries to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our Ordinary Shares. See “Item 3. Key Information — D. Risk Factors — Risk Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of our offerings to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” on pages 25 and 26 of our most recent annual report on Form 20-F. Therefore, to the extent that cash is located in the PRC or within a PRC domiciled entity and may need to be used to fund operations outside of the PRC, the funds may not be available due to limitations placed to us by the PRC government.

As of the date of this prospectus supplement, we have not declared any dividends or made any distributions to our shareholders or U.S. investors. For details, see our consolidated financial statements and their related notes included in our most recent annual report on Form 20-F. Our board of directors has complete discretion on whether to distribute dividends, subject to the applicable laws and regulations. We do not have any current plan to declare or pay any cash dividends on our Ordinary Shares in the foreseeable future. See “Item 3. Key Information — D. Risk Factors — Risks Related to the Trading Market — Because we do not expect to pay dividends in the foreseeable future, you must rely on a price appreciation of our Ordinary Shares for a return on your investment” on page 31 of our most recent annual report on Form 20-F.

U.S. investors will not be subject to Cayman Islands, British Virgin Islands, or Hong Kong taxation on dividend distributions, and no withholding will be required on the payment of dividends or distributions to them, while they may be subject to U.S. federal income tax for receiving dividends, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. See “Item 10. Additional Information — E. Taxation” of our most recent annual report on Form 20-F. Additionally, a withholding tax rate of 10% on dividends may be payable by our PRC subsidiaries to their non-PRC enterprise shareholders. See “Item 3. Key Information — D. Risk Factors — Risk Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” on page 25 of our most recent annual report on Form 20-F.

S-11

Business Overview

We are an exempted company with limited liability incorporated in the Cayman Islands on February 25, 2019. Through our operating companies (i) China Liberal Beijing, a company incorporated in the PRC on August 10, 2011; and (ii) Oriental Wisdom, a company incorporated in the PRC on August 17, 2009, we are an educational service provider operating under the “China Liberal” brand in the PRC. Our mission is to provide China’s students with the tools to excel in a global environment. We strive to meet the needs of the ever-growing number of young talents in China.

We provide a wide variety of educational services and products intended to address the needs of schools and students, which mainly consisted of:

•

Technological consulting services provided to targeted Chinese universities to improve campus information and data management systems and optimize teaching, operating and management environment, creating a “smart campus”; these consulting services include campus intranet solution buildout, school management software customization, smart devices (mainly Internet of things, or IoT devices, extending the Internet connectivity to physical devices) installation and testing, and school management data collection and analysis, all of which can be specifically tailored to meet a client’s particular needs (“Technological Consulting Services for Smart Campus Solutions”); and

•	Tailored job readiness training to graduating students (“Integration of Enterprises and Vocational Education”), acting as the key bridge between partner schools and employers.

We started generating revenue in the year ended December 31, 2012 through our services provided under certain Sino-foreign Jointly Managed Academic Programs, giving us revenues of $3.3 million and nil for the years ended December 31, 2022 and 2023. A vast majority of these revenues derived from our two major partners prior to August 2022, FMP and Minjiang University. On September 2, 2022, we completed the acquisition of Wanwang. From September 2, 2022 to August 31, 2023, we operated FMP and Strait College through Wanwang. We generated revenue from course fees derived from providing educational programs, namely FMP and Strait College, to students from September 2022 to August 31, 2023, which generated us revenue of $6.4 million and $7.6 million for the years ended December 31, 2022 and 2023, respectively.

We also started generating revenues from our Technological Consulting Services for Smart Campus Solutions business in 2017, with revenues of $0.3 million and $0.7 million, representing 2.4% and 23.7% of our net revenues for the years ended December 31, 2022 and 2023, respectively.

Our Integration of Enterprises and Vocational Education business (tailored job readiness training services) only started generating revenue in the second half of 2019. For the fiscal years ended December 31, 2022 and 2023, we generated revenue of $1.3 million and $2.2 million from this business line, representing 10.9% and 76.3% of our net revenues for the years ended December 31, 2022 and 2023.

Additionally, we provided Overseas Study Consulting Services from 2017 to January 2022. We generated $0.3 million and nil in revenues from our Overseas Study Consulting Services for the years ended December 31, 2022 and 2023, respectively, representing 2.8% and nil of our total revenue for those respective years. According to the administration guidelines issued by General Office of the Ministry of Education in December 2021, universities and colleges shall cease projects and cooperation with external parties and, as a result, after all of our existing contracts with Beijing Foreign Studies University came to completion, we discontinued our Overseas Study Consulting Services in January 2023.

S-12

THE OFFERING

Issuer	China Liberal Education Holdings Limited, an exempted company incorporated under the laws of Cayman Islands with limited liability.

Ordinary Shares Offered by us Pursuant to This Prospectus Supplement	160,000,000 Ordinary Shares

Ordinary Shares Underlying the Warrants Offered by us Pursuant to This Prospectus Supplement

Investors of Ordinary Shares in this offering will receive Warrants to purchase such number of our Ordinary Shares equal to the 200% of the respective Ordinary Shares purchased by such Investors in this offering, which shall be initially 320,000,000 Warrants to purchase 320,000,000 Ordinary Shares. We will receive gross proceeds from the Warrants solely to the extent such Warrants are exercised for cash. The Warrants are exercisable immediately upon issuance and have an initial exercise price of $0.45 per share, and expire five years from the date of issuance. On the seventh calendar day after the date of issuance (the “Reset Date”), the exercise price of the Warrants will be adjusted to $0.04, which equals to 24% of the minimum price as stipulated under the Nasdaq Listing Rule 5635(d) immediately prior to the date of this prospectus supplement, and the maximum number of Ordinary Shares issuable upon exercise of the Warrants will be adjusted to 3,600,000,000.

This prospectus supplement also relates to the offering of Ordinary Shares issuable upon exercise of the Warrants.

Offering Price	$0.13 per Ordinary Share

Total Ordinary Shares Outstanding Immediately Before This Offering	278,816,663 Ordinary Shares

Total Ordinary Shares Outstanding Immediately After This Offering (assuming no exercise of the Warrants offered by us)	438,816,663 Ordinary Shares

Proceeds, before expenses, to us	$20,800,000.0

Net Proceeds to us	$20,800,000.0

Use of proceeds	We intend to use the net proceeds from this offering for working capital and capital expenditure purposes. See “Use of Proceeds” on page S-21 of this prospectus supplement.

Risk factors

Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-15 of this prospectus supplement, on page 17 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

Listing	Our ordinary shares are listed on Nasdaq under the symbol “CLEU.”

S-13

RISK FACTORS

The following is a summary of certain risks that should be carefully considered along with the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference, as updated by our subsequent filings under the Exchange Act. Particularly, you should carefully consider the risk factors incorporated by reference to our annual report on Form 20-F for the year ended December 31, 2023 and in the accompanying prospectus. If any of the following events actually occurs, our business, operating results, prospects, or financial condition could be materially and adversely affected. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to this Offering and our Ordinary Shares

Our share price may be volatile and could decline substantially.

The market price of our ordinary shares may be volatile, both because of actual and perceived changes in our financial results and prospects, and because of general volatility in the stock market. The factors that could cause fluctuations in our share price may include, among other factors discussed in this section, the following:

●	actual or anticipated variations in the financial results and prospects of our Company or other companies in the retail business;

●	changes in financial estimates by research analysts;

●	mergers or other business combinations involving us;

●	additions and departures of key personnel and senior management;

●	changes in accounting principles;

●	the passage of legislations or other developments affecting us or our industry;

●	the trading volume of our Ordinary Shares in the public market;

●	the release of lockup, escrow, or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

●	potential litigations or regulatory investigations;

●	changes in economic conditions, including fluctuations in global and Chinese economies;

●	financial market conditions;

●	the COVID-19 pandemic;

●	natural disasters, terrorist acts, acts of war, or periods of civil unrest; and

●	the realization of some or all of the risks described in this section.

In addition, the stock markets have experienced significant price and trading volume fluctuations from time to time, and the market prices of the equity securities of retailers have been extremely volatile and are sometimes subject to sharp price and trading volume changes. These broad market fluctuations may materially and adversely affect the market price of our Ordinary Shares.

S-14

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

Future sales of our Ordinary Shares, whether by us or our shareholders, could cause the price of our Ordinary Shares to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our Ordinary Shares in the public market, the trading price of our Ordinary Shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell our Ordinary Shares could also depress the market price of our shares. A decline in the price of our Ordinary Shares might impede our ability to raise capital through the issuance of additional Ordinary Shares or other equity securities. In addition, the issuance and sale by us of additional ordinary shares, or securities convertible into or exercisable for our Ordinary Shares, or the perception that we will issue such securities, could reduce the trading price for our Ordinary Shares as well as make future sales of equity securities by us less attractive or not feasible.

We do not know whether a market for the ordinary shares will be sustained or what the trading price of the ordinary shares will be and as a result it may be difficult for you to sell your Ordinary Shares.

Although our Ordinary Shares trade on Nasdaq, an active trading market for the ordinary shares may not be sustained. It may be difficult for you to sell your Ordinary Shares without depressing the market price for the Ordinary Shares. As a result of these and other factors, you may not be able to sell your Ordinary Shares. Further, an inactive market may also impair our ability to raise capital by selling Ordinary Shares, or may impair our ability to enter into strategic partnerships or acquire companies or products by using our Ordinary Shares as consideration.

Securities analysts may not cover our Ordinary Shares and this may have a negative impact on the market price of our Ordinary Shares.

The trading market for our Ordinary Shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our Ordinary Shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our Ordinary Shares, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, the price of our Ordinary Shares would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our Ordinary Shares could decrease and we could lose visibility in the financial markets, which could cause the price and trading volume of our Ordinary Shares to decline.

Our existing shareholders will experience immediate dilution as a result of this offering and may experience future dilution as a result of future equity offerings or other equity issuances.

We believe that our existing shareholders will experience an immediate dilution relative to net tangible book value per ordinary share as a result of this offering. Our net tangible book value on June 30, 2024 was US$80,946 million, or US$0.29 per Ordinary Share. After giving effect to the sale of Ordinary Shares of US$20.80 million in this offering at an offering price of US$0.13 per ordinary Share and corresponding Warrants, and after deducting the estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of June 30, 2024 would have been US$101,746 million, or US$0.23 per Ordinary Share . This represents an immediate decrease in net tangible book value of US$0.06 per Ordinary Share to our existing shareholders and an immediate increase in net tangible book value of US$0.10 per Ordinary Share to the investors participating in this offering.

S-15

We may in the future issue additional ordinary shares or other securities convertible into or exchangeable for our Ordinary Shares. We cannot assure you that we will be able to sell our Ordinary Shares or other securities in any other offering or other transactions at a price per ordinary share that is equal to or greater than the price per ordinary share paid by the investors in this offering. The price per ordinary share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our Ordinary Shares in future transactions may be higher or lower than the price per ordinary share in this offering. If we do issue any such additional ordinary shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders.

Because we do not expect to pay dividends in the foreseeable future, you must rely on the price appreciation of our Ordinary Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Ordinary Shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of the Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions, and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment in our Ordinary Shares.

S-16

As an exempted company incorporated in the Cayman Islands with limited liability, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards.

As an exempted company incorporated in the Cayman Islands company with limited liability that is listed on the Nasdaq, we are subject to the Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards. We have relied on and plan to rely on home country practice with respect to our corporate governance. Specifically, we are not required to seek shareholder approval for (i) the issuance 20% or more of our outstanding ordinary shares or voting power in a private offering; (ii) the issuance of securities pursuant to a share option or purchase plan to be established or materially amended or other equity compensation arrangement made or materially amended; (iii) the issuance of securities when the issuance or potential issuance will result in a change of control of our Company; and (iv) certain acquisitions in connection with the acquisition of the stock or assets of another company. As a result, our shareholders may be afforded less protection than they otherwise would enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands company and substantially all of our assets are located outside of the United States. All of our current operations are conducted in the PRC. In addition, the majority of our officers and directors are nationals and residents of countries other than the United States and all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2024:

●	on an actual basis, as derived from our unaudited consolidated financial statements as of June 30, 2024, which are incorporated by reference into this prospectus supplement; and

●

on an as adjusted basis to give further effect to the issuance and sale of 160,000,000 Ordinary Shares and 320,000,000 Warrants at the purchase price of US$0.13 per Ordinary Share and the accompanying Warrants, after deducting the estimated offering expenses payable by us.

You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes included in our most recent annual report on Form 20-F and our unaudited interim condensed consolidated financial statements and the related notes on Form 6-K furnished with the SEC on October 11, 2024, both of which are incorporated by reference into this prospectus supplement.

	As of June 30, 2024 (in thousands)
	Actual	As adjusted
Cash and cash equivalents	84,147	104,947
Total Assets	93,311	114,111
Total Liabilities	5,305	5,305
Shareholders’ Equity:
Ordinary Shares, par value $0.015 per share, 500 million shares authorized, 28,816,663 and 3,351,336 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively(1)	432	2,832
Additional paid-in capital	97,862	116,262
Statutory reserve	1,006	1,006
Accumulated deficit	(11,512)	(11,512)
Accumulated other comprehensive income	218	218
Total Shareholders’ Equity	88,007	108,807
Total Capitalization	$93,311	$114,111

Notes:

__________

(1)

On January 19, 2024, the Company consolidated its Ordinary Shares of fifteen (15) Ordinary Shares with par value of $0.001 per share each into one (1) Ordinary Share with par value of $0.015 per share each. Immediately following the share consolidation, the authorized share capital of the Company became $7.5 million divided into 500,000,000 Ordinary Shares of $0.015 par value each. All shares and associated amounts have been retroactively restated to reflect the reverse stock split.

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DILUTION

Our net tangible book value as of June 30, 2024 was US$80,946 million, or US$0.29 per Ordinary Share.  “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of Ordinary Shares of US$ 20.80 million in this offering at an offering price of US$0.13 per Ordinary Share and corresponding Warrants, and after deducting the estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of June 30, 2024 would have been US$101,746 million, or US$0.23 per Ordinary Share. This represents an immediate decrease in net tangible book value of US$0.06 per Ordinary Share to our existing shareholders and an immediate increase in net tangible book value of US$0.10 per Ordinary Share to the Investors participating in this offering.

The following table illustrates the net tangible book value dilution per Ordinary Share to shareholders after the issuance of the Ordinary Shares in this offering:

Net tangible book value per ordinary share as of June 30, 2024	US$	0.29
Decrease per ordinary share attributable to Investors under this prospectus supplement	US$	0.06
As adjusted net tangible book value per ordinary share after this offering	US$	0.23
Increase to net tangible book value per ordinary share to new investors	US$	0.10

The foregoing table and discussion is based on 278,816,663 Ordinary Shares outstanding as of June 30, 2024.

This discussion of dilution, and the table quantifying it, assumes no exercise of any outstanding options or Warrants over our Ordinary Shares.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately US$20.8 million, after deducting the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and capital expenditure purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus supplement. Unforeseen events or changed business conditions may result in application of the proceeds of this offering in a manner other than as described in this prospectus supplement.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and our affairs are governed by our Fourth Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time, and Companies Act (As Revised) of the Cayman Islands (the “Companies Act”), and the common law of the Cayman Islands.

As of the date of this prospectus supplement, our authorized share capital is US$225,000,000 divided into 15,000,000,000 ordinary shares of par value US$0.015 each. As of the date of this prospectus supplement, there are 278,816,663 Ordinary Shares issued and outstanding.

Our Amended and Restated Memorandum and Articles of Association

The following are summaries of material provisions of our Fourth Amended and Restated Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Ordinary Shares

General. Our ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and are issued when registered in our register of members.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors and shareholders pursuant to our Fourth amended and restated memorandum and articles of association and the Companies Act. Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with our Fourth amended and restated memorandum and articles of association: (a) the directors may declare dividends in accordance with the respective rights of the shareholders and authorize payment of the same out of the funds of the Company lawfully available therefore; and (b) shareholders may, by ordinary resolution, declare dividends (including interim dividends) in accordance with the respective rights of the shareholders but no such dividend shall exceed the amount recommended by the directors. Under the laws of the Cayman Islands, our company may pay a dividend out of either profits or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

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General Meetings of Shareholders. Our annual general meeting shall be held in each year (other than the year in which our articles were adopted) at such time as determined by our board of directors and we may, but shall not (unless required by the Companies Act) be obliged to, in each year hold any other general meeting.

Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders but a general meeting may be called by shorter notice, subject to the Companies Act, if it is so agreed:

(a)	in the case of a meeting called as an annual general meeting, by all the shareholders entitled to attend and vote thereat; and

(b)

in the case of an extraordinary general meeting, by a majority in number of the shareholders having the right to attend and vote at the meeting together holding not less than ninety-five percent (95%) of all votes attaching to all the issued shares giving that right.

A quorum required for and throughout a meeting of shareholders consists of shareholders entitled to vote upon the business to be transacted at the meeting present in person or by proxy or in the case of a shareholder being a corporation, by its duly authorized representative, holding not less than an aggregate of one-third in nominal value of our total issued voting shares entitled to vote upon the business to be transacted.

Transfer of Ordinary Shares. Subject to the restrictions contained in our Amended and Restated Memorandum and Articles of Association, any shareholder may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by any Designated Stock Exchange (as defined under our articles) or in any other form approved by our board of directors and may be under hand or, if the transferor or transferee is a Clearing House (as defined under our articles), by hand or by electronic machine imprinted signature or by such other manner of execution as the our board of directors may approve from time to time.

Our board of directors may, in its absolute discretion, and without giving any reason therefore, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•

a fee of such maximum sum as any Designated Stock Exchange (as defined under our articles) may determine to be payable or such lesser sum as our board of directors may from time to time require is paid to us in respect thereof;

•	the instrument of transfer is in respect of only one class of shares;
•	the ordinary shares are fully paid and free of any lien;
•

the instrument of transfer is lodged at the registered office or such other place at which the register of members is kept in accordance with the accompanied by any relevant share certificate(s) and/or such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

•	if applicable, the instrument of transfer is duly and properly stamped.

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If our directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to the transferee notice of such refusal.

The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of any Designated Stock Exchange (as defined under our Fourth Amended and Restated Memorandum and Articles of Association), be suspended and our register of members be closed at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as our board of directors may determine. This, however, is unlikely to affect market transactions of the Ordinary Shares purchased by investors in the public offering. Since our Ordinary Shares are listed on the Nasdaq, the legal title to such Ordinary Shares and the registration details of those Ordinary Shares in our register of members remain with Transhare Corporation. All market transactions with respect to those Ordinary Shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the Transhare Corporation systems.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the excess shall be distributed pari passu amongst the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up, on the shares held by them respectively. The foregoing is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

Calls on Shares and Forfeiture of Shares. Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least fourteen clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten per cent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share.

At any time the directors may declare any share to be wholly or partly exempt from the calls and forfeiture provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within fourteen days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Redemption and Repurchase of Shares. Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by our directors:

(a) issue shares on terms that they are to be redeemed or are liable to be redeemed at our option or the shareholder on such terms and in such manner as the directors of the Company may, before the issue of shares, determine;

(b) purchase its own shares (including any redeemable shares) in such manner and on such terms as our directors may determine and agree with the relevant shareholder; and

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 (c) make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of capital.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Forfeiture or surrender of shares. If a shareholder fails to pay any call the directors may give to such shareholder not less than fourteen clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

Subject to the provisions of the Companies Act, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, and shall surrender to us for cancellation the certificate for the shares forfeited, notwithstanding such forfeit, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment.

A statutory declaration, made by a director or the secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Variations of Rights of Shares. Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Issuance of Additional Shares. Our Fourth amended and restated memorandum of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our Fourth amended and restated memorandum of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

•	the designation of the series;
•	the number of shares of the series;
•	the dividend rights, dividend rates, conversion rights, voting rights; and
•	the rights and terms of redemption and liquidation preferences.

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Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of the ordinary shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general rights under the Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than the register of mortgages). However, we will provide our shareholders with annual audited financial statements.

Anti-Takeover Provisions. Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

•

authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further votes or actions by our shareholders; and

•	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Alteration of share capital. Subject to the Companies Act, our shareholders may, by ordinary resolution:

•	increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

•	consolidate and divide all or any of the share capital into shares of a larger par value than the existing shares;

•	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

•

subdivide the existing shares, or any of them into shares of a smaller par value than is fixed by our Fourth amended and stated memorandum of association (subject, nevertheless, to the applicable Cayman Islands law) provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

•

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

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Indemnification of Directors and Officers. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty of such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Warrants

The below summary sets forth certain terms and provisions of the Warrants offered hereby, which is not complete and is subject to, and qualified in its entirety by, the provisions of the form of the Warrants.

Exercisability and Duration. The 5-year term Warrants are exercisable upon issuance and have an initial exercise price of $0.45 per Ordinary Share. On the seventh (7th) calendar day following the date of issuance, the exercise price of the Warrants will be adjusted to US$0.04, which equals to 24% of the minimum price as stipulated under the Nasdaq Listing Rule 5635(d) immediately prior to the date of this prospectus supplement, and the maximum number of shares issuable upon exercise of the Warrants will be adjusted to 3,600,000,000. The initial and adjusted exercise prices of the Warrants are $0.45 and $0.04, respectively, and the maximum number of Ordinary Shares issuable upon exercise of the Warrants is 3,600,000,000 shares.

Stock Dividends and Splits. If the Company, at any time while any of the Warrants is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Ordinary Shares or any other equity or equity equivalent securities payable in Ordinary Shares; (ii) subdivides outstanding Ordinary Shares into a larger number of shares; or (iii) combines (including by way of reverse stock split) outstanding Ordinary Shares into a smaller number of shares, then in each case the exercise price and the number of shares issuable upon exercise of the Warrants shall be proportionately adjusted. However, if the adjustment above would otherwise result in an increase in the exercise price of the Warrants, no adjustments shall be made.

Transferability. Subject to applicable laws, the Warrants are transferable at the option of the holder upon surrender of the Warrants to us together with the appropriate instruments of transfer.

Exchange Listing. We do not plan on applying to list the Warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares in the United States is Transhare Corporation, with a mailing address of Bayside Center 1, 17755 North US Highway 19, Suite #140, Clearwater, FL 33764.

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Listing

Our Ordinary Shares are listed on Nasdaq under the symbol “CLEU.”

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow many recent English law statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of England. In addition, the Companies Act differs from the laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware. This discussion does not purport to be a complete statement of the rights of our shareholders under applicable law in the Cayman Islands and our Fourth amended and restated memorandum and articles of association nor the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) ”merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company; and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (i) a special resolution of the shareholders of each constituent company, and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority of three-fourths in value of each such class of shareholders or creditors with whom the arrangement is to be made, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissenting minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

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Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against or derivative actions in the name of the company to challenge actions where:

•	a company acts or proposes to act illegally or ultra vires;

•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s Fourth memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provides that our officers and directors for the time being shall be indemnified and secured harmless out of the assets and funds of our Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self- dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act provides that the shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held. Our Fourth amended and restated memorandum and articles of association provides that a resolution (including a special resolution) in writing (in one or more counterparts) signed by or on behalf of all of the shareholders for the time being entitled to receive notice of and to attend and vote at general meetings (or, in the case of corporations or other non-natural persons, signed by their duly authorized representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of our Company duly convened and held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

S-28

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Fourth amended and restated memorandum and articles of association allows our shareholders holding at the date of deposit of the requisition not less than two-thirds, in par value of the issued shares which as at that date carry the right to vote at general meetings of the Company to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Fourth amended and restated memorandum and articles of association does not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Fourth amended and restated memorandum and articles of association does not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Fourth amended and restated memorandum and articles of association, directors may be removed by an ordinary resolution of our shareholders. A director shall hold office until the earliest to occur of (i) expiration of his term as provided in the written agreement with the Company relating to the director’s term, if any, and the election or appointment of his successor; (ii) his resignation; or (iii) his removal pursuant to the Fourth amended and restated memorandum and articles of association notwithstanding any agreement between such director and the Company. In addition, a director’s office shall be vacated if the director (a) becomes prohibited by law from being a director; (b) becomes bankrupt or makes any arrangement or composition with his creditors generally; (c) dies, or is, in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director; (d) resigned his office by notice to the Company; (e) has for more than six months been absent without permission of the directors from meetings of directors held during that period and the directors resolve that his office be vacated.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the Company are required to comply with fiduciary duties which they owe to the Company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the Company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Fourth amended and restated memorandum and articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Fourth amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Fourth amended and restated memorandum and articles of association, our amended and restated memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Nonresident or Foreign Shareholders. There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of nonresident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Fourth amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

S-29

PLAN OF DISTRIBUTION

We entered into the Securities Purchase Agreement with the Investors on December 23, 2024, and expect to deliver the Ordinary Shares being offered pursuant to this prospectus supplement no later than December 31, 2024, which is subject to customary closing conditions. We have not entered into any underwriting agreement, arrangement or understanding for the sale of the Ordinary Shares being offered pursuant to this prospectus supplement.

Pursuant to the Securities Purchase Agreement, we will sell to the Investors 160,000,000 Ordinary Shares of the Company at a purchase price of US$0.13 per share. Investors of Ordinary Shares in this offering will receive Warrants to purchase 200% of our Ordinary Shares purchased by such Investors in this offering, which shall be initially 320,000,000 Warrants to purchase 320,000,000 Ordinary Share of the Company. We will receive gross proceeds from the Warrants solely to the extent such Warrants are exercised for cash. The Warrants are exercisable immediately upon issuance and have an initial exercise price of $0.45 per share, and expire five (5) years from the date of issuance. On the seventh calendar day after the date of issuance (the “Reset Date”), the exercise price of the Warrants will be adjusted to US$0.04, which equals to 24% of the minimum price as stipulated under the Nasdaq Listing Rule 5635(d) immediately prior to the date of this prospectus supplement. Upon the reset of the exercise price, the number of Ordinary Shares issuable upon exercise of the Warrants shall also be adjusted by multiplying $0.45, the exercise price then in effect on the Issue Date by 320,000,000, the number of Ordinary Shares issuable upon exercise of the Warrants on the Issue Date, and divided by $0.04, the exercise price resulting from such reset. The aggregate number of Ordinary Shares issuable upon exercise of the Warrants after the Reset Date shall be 3,600,000,000 shares.

The Warrants are also subject to certain customary anti-dilution and other exercise price adjustment mechanisms. The Company further agreed, among other things, to certain restrictions on securities offerings for a period of 180 calendar days following the closing date of the purchase and sales of securities as stipulated in the Securities Purchase Agreement. We negotiated the price for the securities offered in this offering with the Investors. The factors considered in determining the price included the recent market price of our shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

The below table sets forth  the corresponding number of Ordinary Shares and Warrants being purchased by the individual Investors:

NAME OF THE INVESTORS	NUMBER OF ORDINARY SHARES PURCHASED	NUMBER OF WARRANTS GRANTED (prior to the Reset Date)	TOTAL CONSIDERATION OF THE SUBSCRIBED ORDINARY SHARES AND WARRANTS (US$)
Purchaser A	5,922,750	11,845,500	769,957.50
Purchaser B	5,712,300	11,424,600	742,599.00
Purchaser C	6,195,000	12,390,000	805,350.00
Purchaser D	5,535,000	11,070,000	719,550.00
Purchaser E	6,301,500	12,603,000	819,195.00
Purchaser F	5,700,000	11,400,000	741,000.00
Purchaser G	5,730,000	11,460,000	744,900.00
Purchaser H	5,655,000	11,310,000	735,150.00
Purchaser I	6,045,000	12,090,000	785,850.00
Purchaser J	6,300,000	12,600,000	819,000.00
Purchaser K	4,476,000	8,952,000	581,880.00
Purchaser L	5,085,000	10,170,000	661,050.00
Purchaser M	5,895,000	11,790,000	766,350.00
Purchaser N	5,280,000	10,560,000	686,400.00
Purchaser O	3,900,000	7,800,000	507,000.00
Purchaser P	5,955,000	11,910,000	774,150.00
Purchaser Q	5,325,000	10,650,000	692,250.00
Purchaser R	5,895,000	11,790,000	766,350.00
Purchaser S	5,355,000	10,710,000	696,150.00
Purchaser T	5,865,000	11,730,000	762,450.00
Purchaser U	4,545,000	9,090,000	590,850.00
Purchaser V	4,950,000	9,900,000	643,500.00
Purchaser W	6,195,000	12,390,000	805,350.00
Purchaser X	6,300,000	12,600,000	819,000.00
Purchaser Y	5,850,000	11,700,000	760,500.00
Purchaser Z	4,785,000	9,570,000	622,050.00
Purchaser AA	4,125,000	8,250,000	536,250.00
Purchaser BB	4,650,000	9,300,000	604,500.00
Purchaser CC	3,150,900	6,301,800	409,617.00
Purchaser DD	3,321,550	6,643,100	431,801.50
TOTAL	160,000,000	320,000,000	20,800,000.0

S-30

LEGAL MATTERS

The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Campbells. Legal matters as to PRC law will be passed upon for us by Beijing Zhongdun Law Firm.

EXPERTS

The consolidated financial statements of China Liberal Education Holdings Limited and its subsidiaries and former affiliated entities as of December 31, 2022 and 2023 and for each of the two years in the period ended December 31, 2023 incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2023, have been so incorporated by reference in reliance on the report of Audit Alliance LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting. The registered office of Audit Alliance LLP is located in Singapore.

S-31

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement certain information that we filed with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We hereby incorporate by reference into this prospectus supplement the following documents:

(1)	our current report on Form 6-K filed with the SEC on November 27, 2024;

(2)	our current report on Form 6-K filed with the SEC on October 11, 2024;

(3)	our current report on Form 6-K filed with the SEC on August 23, 2024;

(4)	our annual report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 15, 2024;

(5)	our current report on Form 6-K filed with the SEC on December 29, 2023;

(6)

the description of our ordinary shares contained in our registration statements on Form 8-A, filed with the SEC on March 31, 2020, which incorporates by reference the description of the Registrant’s ordinary shares set forth in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-233016), as amended, originally filed with the SEC on August 5, 2019, including any amendments or reports filed for the purpose of updating such description, and any amendment or report filed for the purpose of updating such description;

(7)

any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

(8)

any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Our annual report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 15, 2024, contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

China Liberal Education Holdings Limited

7 Floor, Building 5, No. 2 Zhenxing Road

 Changping District, Beijing 102299

People’s Republic of China

+86 (10) 6597 8118

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus supplement by reference is accurate as of any date other than the date of the document containing the information.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

S-33

PROSPECTUS

Up to US$100,000,000 of

Ordinary Shares

Debt Securities

Warrants

Rights

Units

and

Up to 1,622,017 Ordinary Shares offered by the selling securityholder

China Liberal Education Holdings Limited

We may, from time to time, in one or more offerings, offer and sell up to US$100,000,000 of any combination, together or separately, of our ordinary shares, par value US$0.001 per share (the “ordinary shares”), debt securities, warrants, rights, and units, or any combination thereof as described in this prospectus. In this prospectus, references to the term “securities” refers collectively to our ordinary shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

In addition, the selling securityholder named in this prospectus or its transferees may, from time to time in one or more offerings, offer and sell up to 1,622,017 ordinary shares. We will not receive any proceeds from the sale of our ordinary shares by the selling securityholder, but we may pay certain registration and offering fees and expenses associated with the registration and sale of those securities. See “Selling Securityholder.”

Throughout this prospectus, (i) the terms “we,” “our,” and “our Company,” only refer to China Liberal Education Holdings Limited, the Cayman holding company and when describing the group’s consolidated financial information, also includes the Company’s subsidiaries and the affiliated entities, (ii) the terms “affiliated entities” refer to Fuzhou Melbourne Polytechnic, a three-year college in China (“FMP”), and Strait College of Minjiang University, a four-year university in China (“Strait College”), which are our consolidated affiliated entities under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and we have consolidated the financial results of the affiliated entities in the consolidated financial statements in accordance with U.S. GAAP, (iii) the terms “the subsidiaries” or “our subsidiaries” refer to the direct and indirect subsidiary of the Company, including (a) Aiways Automobile Holding Limited and Aiways Merger Sub Limited, companies formed in the Cayman Islands, (b) Yi Xin International Investment Limited and Wanwang Investment Limited, companies formed in the British Virgin Islands, (c) China Boya Education Group Co., Ltd. and Wanzhong (HK) Investment Limited, companies formed in the special administrative region of Hong Kong (“Hong Kong”), and (d) China Liberal (Beijing) Education Technology Co., Ltd. (“China Liberal Beijing”), Fujian China Liberal Education Technology Group Co., Ltd (“China Liberal Fujian”), Beijing Oriental Wisdom Culture Development Co., Ltd. (“Oriental Wisdom”), and Fujian Wanzhong Education Investment Management Co., Ltd. (“Fujian Wanzhong”), companies formed in the People’s Republic of China (the “PRC” or “China”), and (iv) the term “operating entities” refers to China Liberal Beijing, China Liberal Fujian, Oriental Wisdom, Fujian Wanzhong, and the affiliated entities. For a description of our corporate structure, see “Prospectus Summary—Our Corporate Structure.” As a result of our corporate structure, you may never directly hold equity interests in our subsidiaries and the affiliated entities.

i

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company, and we do not conduct any operations. As a holding company with no material operations of our own, we conduct all of our operations through our subsidiaries formed in the PRC and our affiliated entities. The affiliated entities are consolidated for accounting purposes but are not entities in which we own equity. The consolidation of the affiliated entities’ financial results is not equivalent to equity ownership in the business of the affiliated entities. Our securities offered in this offering are shares of our offshore holding company instead of securities of our subsidiaries or the affiliated entities in China. Neither the investors in the holding company nor the holding company itself have an equity ownership in, direct foreign investment in, or control of, through such ownership or investment, the affiliated entities. Through the certain contractual arrangements entered into with the affiliated entities, we have satisfied the conditions to consolidate their operating results in our financial statements under U.S. GAAP. Accordingly, we are the primary beneficiary of the affiliated entities for accounting purposes.

Because we do not hold equity interests in the affiliated entities, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations. We are also subject to risks and uncertainties about any future actions the PRC government in this regard that could disallow this structure, which would likely result in a material change in our operations, and the value of our ordinary shares may depreciate significantly or become worthless. See “Risk Factors—Risks Related to our Corporate Structure,” “Risk Factors—Risks Related to Doing Business in China,” and “Risk Factors—Risks Related to the Trading Market” included in our most recent annual report on Form 20-F.

Our subsidiaries and the affiliated entities are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing the subsidiaries’ and the affiliated entities’ current business operations are sometimes vague and uncertain, and as a result these risks may result in material change in the operations of the subsidiaries and the affiliated entities, significant depreciation of the value of our ordinary shares, a complete hindrance of our ability to offer or continue to offer our securities to investors, or cause the value of such securities to significantly decline or be worthless. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including those related to variable interest entities, data security, and anti-monopoly concerns. For example, on June 10, 2021, the Standing Committee of the National People’s Congress promulgated the PRC Data Security Law, which requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. Any data processing which affects or has the possibility to affect national security, will be reviewed by competent authorities. Moreover, the Anti-monopoly Law promulgated by the Standing Committee of the National People’s Congress requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the anti-monopoly enforcement agency before they can be completed. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines (collectively, the “Overseas Listings Rules”), which took effect on March 31, 2023. According to the Overseas Listings Rules, after the submission of relevant application for initial public offerings or listings in overseas markets, or after the completion of subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed, or after the submission of relevant application for subsequent securities offerings and listings of an issuer in other overseas markets than where it has offered and listed, all China-based companies shall file the required filing materials with the CSRC within three working days. In the opinion of H&J Law Firm, our PRC legal counsel, we are currently not required to file with the CSRC in relation to the filing of this registration statement on Form F-3 with the U.S. Securities and Exchange Commission (the “SEC”). However, any future offering pursuant to a prospectus supplement to this prospectus will be subject to the Trial Measures, and we are required to file for record through our major operating entity incorporated in the PRC with the CSRC within three business days after the completion of the initial offering pursuant to the prospectus supplement and make a summary report to the CSRC after the completion of offerings under this prospectus. In such event, if we do not comply with the filing procedures according to the Trial Measures or if our filing materials contain false records, misleading statements or material omissions, the CSRC may order us to rectify such non-compliance, issue a warning, and impose a fine of not less than RMB1 million and not more than RMB10 million. These risks could completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. Generally, any action by the Chinese government to exert more oversight and control over foreign investment in China-based companies could result in a material change in the operations of our subsidiaries and the affiliated entities, cause the value of our ordinary shares to significantly decline or become worthless, and significantly limit, or completely hinder our ability to offer or continue to offer our ordinary shares to investors. See “Risk Factors — Risks Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our Ordinary Shares” on pages 23 through 25 of our most recent annual report on Form 20-F; and “Risk Factors — Risks Related to Doing Business in China — Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations” on page 23 of our most recent annual report on Form 20-F. Moreover, according to the Measures of Cybersecurity Review which were promulgated on December 28, 2021 and entered into force and effect on February 15, 2022, a network platform operator that holds personal information of more than one million users shall report to Cybersecurity Review Office for cybersecurity review when it seeks to list its securities overseas. During such reviews, the network platform operator may be required to suspend its operation or experience other disruptions to its operations. Cybersecurity review could also result in negative publicity with respect to the network platform operator and diversion of its managerial and financial resources, which could materially and adversely affect its business, financial conditions, and results of operations. The business operations of our subsidiaries and the affiliated entities do not currently involve the procurement of network products and services or data processing as network platform operators. We believe that the Cybersecurity Review Measures do not currently apply to our Company, and nor do we believe that we are subject to a cybersecurity review. However, it remains uncertain whether any future regulatory changes or amendments to the Measures of Cybersecurity Reviews would impose additional restrictions on companies like us.

ii

In addition, our ordinary shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for two consecutive years. Our current auditor, Audit Alliance LLP, is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and reduced the period of time for foreign companies to comply with PCAOB audits to two consecutive years, instead of three, thus reducing the time period before our securities may be prohibited from trading or delisted. On December 16, 2021, the PCAOB issued a report notifying the SEC of its determinations (the “PCAOB Determinations”) that they are unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong. The report sets forth lists identifying the registered public accounting firms headquartered in mainland China and Hong Kong, respectively, that the PCAOB is unable to inspect or investigate completely. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. Our ability to retain an auditor subject to PCAOB inspection and investigation, including but not limited to inspection of the audit working papers related to us, may depend on the relevant positions of U.S. and Chinese regulators. If trading in our ordinary shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, the Nasdaq Stock Market may determine to delist our ordinary shares. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act. See “Risk Factors—Risks Related to Doing Business in China—Recent joint statement by the SEC and Public Company Accounting Oversight Board, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.”

The Company transfers cash to its wholly-owned BVI subsidiaries and then to indirect wholly-owned Hong Kong subsidiaries, by making capital contributions or providing loans, and the Hong Kong subsidiaries transfer cash to the subsidiaries in mainland China by making capital contributions or providing loans to them. The Company’s PRC subsidiaries may transfer cash to the affiliated entities by loans or by making payment to the affiliated entities for inter-group transactions. Although the Company does not have a formal cash management policy in place that dictates how funds shall be transferred between the Company, its subsidiaries and the affiliated entities or investors, the Company intends any future cash transfers to be made among the parties based on business needs in compliance of relevant PRC laws and regulations. As of the date of this prospectus, there has been no transfer of cash or other assets, dividends or distributions between the holding company, its subsidiaries and the affiliated entities. As of the date of this prospectus, we have not declared any dividends or made any distributions to our shareholders or U.S. investors. See “Item 3. Key Information—Cash Transfers Through Our Organization and Dividend Policy” on pages 9 and 10 of our most recent annual report on Form 20-F, and “Item 18—Financial Statements” beginning on page F-1 of our most recent annual report on Form 20-F. The Company does not have any present plan to pay any cash dividends on its ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Under PRC laws and regulations, our PRC subsidiaries and the affiliated entities are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Our PRC subsidiaries are permitted to pay dividends only out of their retained earnings. However, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. This portion of our PRC subsidiaries’ respective net assets are prohibited from being distributed to their shareholders as dividends. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by SAFE. The majority of our Company’s, our PRC subsidiaries’ and the affiliated entities’ income is received in RMB and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE as long as certain procedural requirements are met. Approval from appropriate government authorities is required if RMB is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The Chinese government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. See “Item 3. Key Information—Cash Transfers Through Our Organization and Dividend Policy” on pages 9 and 10 of our most recent annual report on Form 20-F and “Item 3.D. Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” on page 26 of our most recent annual report on Form 20-F. The Company has not made any dividend payments in the past and is not planning to make dividend payments in the near future in order to preserve capital to fund business growth.

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Moreover, to the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company, its subsidiaries, or the affiliated entities by the PRC government to transfer cash or assets. See “Item 3.D. Risk Factors—Risks Related to Doing Business in China— To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page 28 of our most recent annual report on Form 20-F.

This prospectus provides a general description of the securities we or the selling securityholder may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

We may, from time to time, offer and sell these securities and selling securityholder may, from time to time, offer the securities through public or private transactions, directly or through one or more underwriters, dealers, brokers and agents, on or off the Nasdaq Capital Market, or Nasdaq, at prevailing market prices or at privately negotiated prices. If any underwriters, dealers, brokers or agents are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the name of the underwriter, dealer, broker or agent and any applicable commissions or discounts. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Our ordinary shares are listed on Nasdaq under the symbol “CLEU.” On July 12, 2023, the last reported sale price of the ordinary shares on Nasdaq was US$1.52 per ordinary share.

Investing in our securities involves risks. See risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2023

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of US$100,000,000, and the selling securityholder referred to in this prospectus and identified in supplements to this prospectus may sell up to an aggregate amount of 1,622,017 ordinary shares in one or more offerings.

This prospectus provides you with a general description of the securities we and the selling securityholder may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. Neither we nor the selling securityholder have authorized anyone to provide you with additional or different information. Neither we nor the selling securityholder take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. Neither we nor the selling securityholder are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security, unless we indicate otherwise. Our business, financial condition, results of operations and/or prospects may have changed since those dates.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

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COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

•

“affiliated entities” are to FMP (as defined below) and Strait College (as defined below), which are our consolidated affiliated entities under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and we have consolidated the financial results of the affiliated entities in the consolidated financial statements in accordance with U.S. GAAP;

•	“Aiways Automobile” are to Aiways Automobile Holdings Limited, a Cayman Islands exempted company with limited liability and a wholly-owned subsidiary of the Company;

•	“Aiways Merger Sub” are to Aiways Merger Sub Limited, a Cayman Islands exempted company with limited liability and a wholly-owned subsidiary of the Company;

•	“Boya Hong Kong” are to China Boya Education Group Co., Limited, a Hong Kong limited liability company;

•	“China” or the “PRC” are to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau and excluding Taiwan for the purposes of this prospectus only;

•	“China Liberal” are to China Liberal Education Holdings Limited, a Cayman Islands exempted company with limited liability;

•	“China Liberal Beijing” are to China Liberal (Beijing) Education Technology Co., Ltd., a PRC limited liability company and our operating subsidiary;

•	“China Liberal Fujian” are to China Liberal Fujian Education Technology Group Co., Ltd, a PRC limited liability company;

•

“Company,” “the Group,” “we,” “our,” and “us” are to China Liberal Education Holdings Limited, and when describing the group’s consolidated financial information, also includes the Company’s subsidiaries and the affiliated entities;

•

“EAP” are to Australia English for Academic Purposes, which prepares international students for vocational or tertiary-level study in Australia and other contexts where English is the language of instruction, and it aims to develop student awareness, knowledge and skills in the use of English as the language of teaching and learning in a vocational and/or university environment;

•	“FMP” are to Fuzhou Melbourne Polytechnic, a three-year college in China;

•	“FPEC” are to Fujian Preschool Education College;

•	“Fujian Wanzhong” are to Fujian Wanzhong Education Investment Management Co., Ltd., a PRC limited liability company and a subsidiary of the Company;

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•	“FUT” are to Fujian University of Technology;

•

“IELTS” are to International English Language Testing System, an international standardized test of English language proficiency for non-native English language speakers, and accepted by most Australian, British, Canadian and New Zealand academic institutions;

•

“IGEC” are to International General Education Courses, a Sino-foreign joint education program developed and introduced by the Chinese Service Center for Scholarly Exchange, a public organization under the Ministry of Education of the PRC, in order to improve the overall reform and internationalization of PRC’s higher education;

•

“ISEC” are to International Scholarly Exchange Curriculum, a PRC government sponsored and highly profiled program affiliated with the China Scholarship Council directly under the Ministry of Education in the PRC;

•	“NZTC” are to New Zealand Tertiary College;

•	“Oriental Wisdom” are to Oriental Wisdom Cultural Development Co., Ltd., a PRC limited liability company and a subsidiary of the Company;

•	“PRC subsidiaries” and “PRC entities” refer to entities established in accordance with PRC laws and regulations;

•	“RMB” and “Renminbi” are to the legal currency of China;

•	“shares”, “Shares” or “Ordinary Shares” are to the ordinary shares of the Company, par value US$0.001 per share;

•	“Sino-foreign Jointly Managed Academic Programs” are to education programs offered by joint ventures of the PRC and foreign institutions;

•	“Strait College” are to Strait College of Mingjiang University;

•

“TOEFL” are to Test of English as Foreign Language, an international standardized test of English language proficiency for non-native English language speakers, and commonly accepted by American academic institutions;

•	“US$,” “dollars” or “U.S. dollars” are to the legal currency of the United States;

•	“Wanwang” are to Wanwang Investment Limited, a British Virgin Islands exempted company with limited liability and a subsidiary of the Company;

•	“Wanzhong HK” are to Wanzhong (HK) Investment Limited, a Hong Kong limited liability company and a subsidiary of the Company; and

•	“Yi Xin BVI” are to Yi Xin International Investment Limited, a company incorporated in the British Virgin Islands.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus. These forward-looking statements include, but are not limited to, statements regarding our intent, belief, or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the section entitled “Item 3. Key Information—3.D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2022. These risks and uncertainties include factors relating to:

•	our mission, goals and growth strategies;

•	our future business development, results of operations, and financial condition;

•	expected growth of the PRC educational services industries;

•	our expectations regarding the demand for, and market acceptance of, our services;

•	our expectations regarding our relationships with partners, clients and other stakeholders;

•	competition in our industry;

•	relevant government policies and regulations relating to our industry;

•	other factors that may affect our financial condition, liquidity, and results of operations;

•	other risk factors discussed under “Item 3. Key Information—3.D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2022; and

•	assumptions underlying or related to any of the foregoing.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events. You are cautioned to consider these and any other factors that are discussed in the section entitled “Risk Factors” elsewhere in this prospectus, in our most recent Annual Report on Form 20-F, and in any prospectus supplement or documents we incorporate by reference into this prospectus. These risks are not exhaustive. These risks could cause actual results to differ materially from those implied by forward-looking statements in this prospectus.

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PROSPECTUS SUMMARY

Our Corporate Structure

Throughout this prospectus, (i) the terms “we,” “our,” and “our Company,” only refer to China Liberal Education Holdings Limited, the Cayman holding company and when describing the group’s consolidated financial information, also includes the Company’s subsidiaries and the affiliated entities, (ii) the terms “affiliated entities” refer to Fuzhou Melbourne Polytechnic, a three-year college in China (“FMP”), and Strait College of Minjiang University, a four-year university in China (“Strait College”), which are our consolidated affiliated entities under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and we have consolidated the financial results of the affiliated entities in the consolidated financial statements in accordance with U.S. GAAP, (iii) the terms “the subsidiaries” or “our subsidiaries” refer to the direct and indirect subsidiary of the Company, including (a) Aiways Automobile Holding Limited and Aiways Merger Sub Limited, companies formed in the Cayman Islands, (b) Yi Xin International Investment Limited and Wanwang Investment Limited, companies formed in the British Virgin Islands, (c) China Boya Education Group Co., Ltd. and Wanzhong (HK) Investment Limited, companies formed in the special administrative region of Hong Kong (“Hong Kong”), and (d) China Liberal (Beijing) Education Technology Co., Ltd. (“China Liberal Beijing”), Fujian China Liberal Education Technology Group Co., Ltd (“China Liberal Fujian”), Beijing Oriental Wisdom Culture Development Co., Ltd. (“Oriental Wisdom”), and Fujian Wanzhong Education Investment Management Co., Ltd. (“Fujian Wanzhong”), companies formed in the People’s Republic of China (the “PRC” or “China”), and (iv) the term “operating entities” refers to China Liberal Beijing, China Liberal Fujian, Oriental Wisdom, Fujian Wanzhong, and the affiliated entities.

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company, and we do not conduct any operations. As a holding company with no material operations of our own, we conduct all of our operations through our subsidiaries formed in the PRC and our affiliated entities. The affiliated entities are consolidated for accounting purposes but are not entities in which we own equity. The consolidation of the affiliated entities’ financial results is not equivalent to equity ownership in the business of the affiliated entities. Our securities offered in this offering are shares of our offshore holding company instead of securities of our subsidiaries or the affiliated entities in China. Neither the investors in the holding company nor the holding company itself have an equity ownership in, direct foreign investment in, or control of, through such ownership or investment, the affiliated entities. Through the certain contractual arrangements entered into with the affiliated entities, we have satisfied the conditions to consolidate their operating results in our financial statements under U.S. GAAP. Accordingly, we are the primary beneficiary of the affiliated entities for accounting purposes. For a description of the contractual arrangements between Fujian Wanzhong and each of FMP and Strait College, see “Prospectus Summary—Our Corporate Structure— Contractual Arrangements with the affiliated entities.” As a result of our corporate structure, you may never directly hold equity interests in our subsidiaries and the affiliated entities.

Contractual arrangements were entered into by and between Fujian Wanzhong and Minjiang University regarding each of FMP and Strait College, which include cooperation agreements. The cooperation agreements enable us to consolidate the financial statements of the affiliated entities under U.S. GAAP and be regarded as the primary beneficiary of the affiliated entities for accounting purposes. See “Prospectus Summary— Our Corporate Structure— Contractual Arrangements with the Affiliated Entities.”

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The following diagram illustrates our corporate structure, including our significant subsidiaries, and the affiliated entities, as of the date of this prospectus:

Contractual Arrangements with Minjiang University Relating to the Affiliated Entities

Under PRC laws and regulations in effect as of the date of this prospectus, most schools founded in the PRC, including FMP and Strait College, do not have equity interest holders. Instead, schools may be established by “founders,” which include government for public schools and private companies or individuals for private schools, and schools may receive contributions in cash or assets by “investors,” which may include private companies or individuals. The founders of FMP were Minjiang University and Melbourne Polytechnic, and the sole investor of FMP was Fujian Wanzhong. The founder of Strait College was Mingjiang University, and Fujian Wanzhong was the sole investor of Strait College. As a result, Fujian Wanzhong was regarded as the primary beneficiary of each of FMP and Strait College, and through Fujian Wanzhong, we treat FMP and Strait College as our consolidated affiliated entities under U.S. GAAP and have consolidated the financial results of these entities in the consolidated financial statements in accordance with U.S. GAAP.

Cooperation Agreement With Minjiang University on FMP (the “FMP Cooperation Agreement”)

Fujian Wanzhong entered into a cooperation agreement, as amended, with Minjiang University, a public university in China, initially on July 5, 2016, with respect to the formation and operation of FMP (formerly IEN Institute of Minjiang University), a three-year college that provides education to its students. Based on the cooperation agreement, both of Fujian Wanzhong and Minjiang University agreed to cooperate in the operation and management of FMP and fulfill certain obligations as provided in the agreement. Fujian Wanzhong, through FMP, collects tuition fees from enrolled students at the beginning of each school year in September, and pay 25% of the total tuition fees collected to Minjiang University and any other applicable fees and expenses pursuant to the cooperation agreement on a periodic basis. Additionally, Fujian Wanzhong agrees to pay 25% of the increase in net assets of FMP, in a given fiscal year from the prior fiscal year, if any, to Minjiang University. The term of the cooperation agreement is 42 years, unless earlier terminated due to operation of law, Force Majeure events, or by either party with a six-month written advance notice and approved by the governing council of FMP.

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Cooperation Agreement With Minjiang University on Strait College (the “Strait College Cooperation Agreement,” together with the FMP Cooperation Agreement, the “Cooperation Agreements”)

Fujian Wanzhong entered into a cooperation agreement, as amended, with Minjiang University initially on September 8, 2009, on the formation and operation of Strait College, a four-year university within Minjiang University, that provides education to its students. Based on the cooperation agreement, both of Fujian Wanzhong and Minjiang University agreed to cooperate in the operation and management of Strait College and fulfill certain obligations as provided in the agreement. Fujian Wanzhong, through Strait College, collects tuition fees from enrolled students at the beginning of each school year in September, and pay 25% of the total tuition fees collected to Minjiang University and any other applicable fees and expenses pursuant to the cooperation agreement on a periodic basis. The term of the cooperation agreement is 20 years, unless earlier terminated due to operation of law, Force Majeure events, or failure to satisfy certain other conditions in the agreement.

H&J Law Firm, our PRC legal counsel, based on its understanding of the relevant PRC laws and regulations currently in effect, is of the opinion that as of the date of this prospectus, each of the FMP Cooperation Agreement and Strait College Cooperation Agreement is, (i) valid and legally binding on each party thereto, and (ii) enforceable in accordance with the terms thereof, subject as to enforceability to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally, the discretion of relevant government agencies in exercising their authority in connection with the interpretation and implementation thereof and the application of relevant PRC Laws and policies thereto, and to general equity principles.

However, our PRC legal counsel has also advised that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, rules and regulations. Accordingly, the PRC regulatory authorities may in the future take a view that is contrary to the opinion of our PRC legal counsel. We have been further advised by our PRC legal counsel that if the PRC government finds that the agreements that form the business of the affiliated entities do not comply with PRC laws and regulations in the aforesaid business which we engage in, we could be subject to severe penalties including being prohibited from continuing operations. See “Item 3. Key Information — D. Risk Factors —Risks Related to Our Corporate Structure” and “Item 3. Key Information — D. Risk Factors—Risks Related to Doing Business in China—Uncertainties with respect to the PRC legal system could adversely affect us” included in our most recent annual report on Form 20-F.

Risks associated with our Corporate Structure and the Cooperation Agreements

Because we do not directly hold equity interests in the affiliated entities, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, limitations on foreign ownership of operators in the education industry, regulatory review of overseas listing of PRC companies through special purpose vehicles, and the validity and enforcement of the contractual arrangements between Fujian Wanzhong and Minjiang University. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow this structure, which would likely result in a material change in our operations, and the value of our ordinary shares may depreciate significantly or become worthless. If the PRC government determines that the contractual arrangements do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, the securities we are registering may decline in value or become worthless if the determinations, changes, or interpretations result in our inability to consolidate the assets of the affiliated entities that conduct part of our operations for accounting purposes. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our Ordinary Shares” on pages 23 through 25 of our most recent annual report on Form 20-F.

The contractual arrangements may not be effective as direct ownership in providing operational control. For instance, Minjiang University could breach their contractual arrangements with Fujian Wanzhong by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. Such risks exist throughout the period in which we intend to operate certain portions of our business through the affiliated entities. In the event that Minjiang University fail to perform its obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—The Cooperation Agreements between Fujian Wanzhong and Minjiang University may not be effective in providing control over the affiliated entities” and “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—We may not be able to consolidate the financial results of some of our affiliated entities or such consolidation could materially adversely affect our operating results and financial condition” and “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—Because we rely on the cooperation agreements with the affiliated entities for our revenue, the termination of these agreements would severely and detrimentally affect our business operations, financial position and results of operations” on page 22 of our most recent annual report on Form 20-F.

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Risks Related to Doing Business in China, Recent Regulatory Developments and Permissions Required from PRC Authorities

Our subsidiaries and the affiliated entities are subject to certain legal and operational risks associated with being based in China and the complex and evolving PRC laws and regulations. PRC laws and regulations governing the subsidiaries’ and the affiliated entities’ current business operations are sometimes vague and uncertain, and as a result these risks may result in material change in the operations of our subsidiaries and the affiliated entities, significant depreciation of the value of our ordinary shares, a complete hindrance of our ability to offer or continue to offer our securities to investors, or cause the value of such securities to significantly decline or be worthless. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including those related to variable interest entities, data security, and anti-monopoly concerns. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what future impact such modified or new laws and regulations will have on our daily business operations, the ability to accept foreign investments and our continued listing on the Nasdaq Stock Market. For a detailed description of risks related to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” included in our most recent annual report on Form 20-F.

PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of such securities to significantly decline or be of little or no value. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China —The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our Ordinary Shares” in our most recent annual report on Form 20-F.

Based on PRC laws and regulations in effect as of the date of this prospectus, and subject to different interpretations of these laws and regulations that may be adopted by PRC authorities, the PRC subsidiaries and the affiliated entities were required to and have obtained the following licenses and approvals necessary to operate in China as of the date of this prospectus: (i) each of the Company’s PRC subsidiaries has obtained a business license from the governing local branches of State Administration for Market Regulations, which sets forth the scope of business operations each subsidiary is allowed to conduct; (ii) FMP has obtained a Legal Person Certificate of Public Institution from the Bureau of Public Institution of Fujian Province, which is an equivalent of business license for schools; and (iii) FMP has obtained a license for Chinese-foreign cooperative education, granted by the People’s Government of Fujian Province, which authorizes FMP to operate Sino-foreign jointly managed academic programs. Currently, we, our subsidiaries and the affiliated entities are not required to obtain any other license or approval for our operations in China. However, the Standing Committee of the National people’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires us, our subsidiaries, or the affiliated entities to obtain permissions from PRC regulatory authorities to approve their operations.

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We believe that we, our subsidiaries and the affiliated entities have obtained all licenses and approvals necessary to operate in China and that we do not need any other license or approval for our operations in mainland China or Hong Kong. We believe that we are not required to obtain approval from any PRC government authorities, including the CSRC, the Cyberspace Administration of China (the “CAC”), or any other government entity, to issue of our ordinary shares to foreign investors. Under the Measures of Cybersecurity Review which were promulgated on December 28, 2021 and entered into force and effect on February 15, 2022, if critical information infrastructure operators purchase network products and services, or network platform operators conduct data processing activities that affect or may affect national security, they will be subject to cybersecurity review. A network platform operator holding more than one million users/users’ individual information shall be subject to cybersecurity review before listing abroad. In the opinion of our PRC legal counsel, H&J Law Firm, the business operations of the subsidiaries and the affiliated entities do not currently involve the procurement of network products and services or data processing as network platform operators. H&J Law Firm has further advised us that the Measures of Cybersecurity Review do not currently apply to our Company, and we are not required to conduct cybersecurity review. However, the aforementioned regulations and policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As these laws and regulations were recently issued, official guidance and interpretation of the opinions remain unclear, and we cannot assure you that we will remain fully compliant with all new regulatory requirements of these laws and regulations or any future implementation rules on a timely basis, or at all. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our Ordinary Shares” in our most recent annual report on Form 20-F.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “Trial Measures”) and five supporting guidelines (collectively, the “Overseas Listings Rules”), which became effective on March 31, 2023. These rules propose to establish a new filing-based regime to regulate overseas offerings and listings by Chinese domestic companies. Under the Overseas Listings Rules, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offering or listing application. Since the date of effectiveness of the Trial Measures, the domestic enterprises otherwise subject to filing that have been listed overseas or met the following circumstances are considered existing enterprises. Existing enterprises are not required to file immediately, and filing should be made as required if they conduct refinancing activities or other matters requiring filings in the future. In the opinion of H&J Law Firm, our PRC legal counsel, we are currently not required to file with the CSRC in relation to the filing of this registration statement on Form F-3 with the SEC. However, any future offering pursuant to a prospectus supplement to this prospectus will be subject to the Trial Measures, and we are required to file for record through our major operating entity incorporated in the PRC with the CSRC within three business days after the completion of the initial offering pursuant to the prospectus supplement and make a summary report to the CSRC after the completion of offerings under this prospectus. In such event, if we do not comply with the filing procedures according to the Trial Measures or if our filing materials contain false records, misleading statements or material omissions, the CSRC may order rectify such non-compliance, issue a warning, and impose a fine of not less than RMB1 million and not more than RMB10 million. These risks could completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. Generally, any action by the Chinese government to exert more oversight and control over foreign investment in China-based companies could result in a material change in the operations of our subsidiaries and the affiliated entities, cause the value of our ordinary shares to significantly decline or become worthless, and significantly limit, or completely hinder our ability to offer or continue to offer our ordinary shares to investors.

Since the recent regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, ability to accept foreign investments, and listing on the Nasdaq Stock Market. If we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, ordered to suspend our relevant business and rectify, prohibited from engaging in relevant business, or subject to an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See ‘Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China— The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our Ordinary Shares” in our most recent annual report on Form 20-F.

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The PRC regulatory authorities may impose restrictions and penalties on the operations in China, significantly limit or completely hinder our ability to launch any new offering of our securities, limit our ability to pay dividends outside of China, delay or restrict the repatriation of the proceeds from future capital raising activities into China, or take other actions that could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of our ordinary shares. Furthermore, the PRC government authorities may further strengthen oversight and control over listings and offerings that are conducted overseas. Any such action may adversely affect our operations and significantly limit or completely hinder our ability to offer or continue to offer securities to you and cause the value of such securities to significantly decline or be worthless.

Holding Foreign Companies Accountable Act and its Implications

Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act, or the HFCA Act, if the PCAOB determines that it cannot inspect or fully investigate our auditor, and that as a result, an exchange may determine to delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and reduced the period of time for foreign companies to comply with PCAOB audits to two consecutive years, instead of three, thus reducing the time period before our securities may be prohibited from trading or delisted. In addition, on December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by mainland China and Hong Kong authorities in those jurisdictions. On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the U.S. Securities and Exchange Commission. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. Our auditor, Audit Alliance LLP, is headquartered in Singapore, and has been inspected by the PCAOB on a regular basis. The determination announced by the PCAOB on December 16, 2021 notes all of the accounting firms that the PCAOB is not able to inspect, and our auditor is not subject to such determination. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Recent joint statement by the SEC and Public Company Accounting Oversight Board, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.” of our annual report on Form 20-F for the fiscal year ended December 31, 2022.

Moreover, to the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company, its subsidiaries, or the affiliated entities by the PRC government to transfer cash or assets. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China— To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page 28 of our most recent annual report on Form 20-F.

Cash Transfers Through our Organization and Dividend Policy

As of the date of this prospectus, there has been no transfer of cash or other assets, dividends or distributions between the holding company, its subsidiaries and the affiliated entities. As of the date of this prospectus, we have not declared any dividends or made any distributions to our shareholders or U.S. investors.

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We rely principally on dividends and other distributions on equity from our PRC subsidiaries and earnings from the affiliated entities for our cash requirements, including for services of any debt we may incur. Our PRC subsidiaries’ ability to distribute dividends and earnings is based upon their respective distributable earnings.

Current PRC regulations permit the companies in the PRC to pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, each of the companies in the PRC is required to set aside 10% of its after-tax profits to fund a statutory reserve until such reserve reaches 50% of its registered capital if it distributes its after-tax profits for the current financial year. In addition, cash transfers from our Cayman Islands holding company are subject to applicable PRC laws and regulations on loans and direct investment. See “Item 3. Key Information — D. Risk Factors — Risk Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” on page 26 of our most recent annual report on Form 20-F.

In addition, the PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, we may rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiaries to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our Ordinary Shares. See “Item 3. Key Information — D. Risk Factors — Risk Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of our offerings to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” on pages 26 and 27 of our most recent annual report on Form 20-F. Therefore, to the extent that cash is located in the PRC or within a PRC domiciled entity and may need to be used to fund operations outside of the PRC, the funds may not be available due to limitations placed to us by the PRC government.

As of the date of this prospectus, we have not declared any dividends or made any distributions to our shareholders or U.S. investors. For details, see our consolidated financial statements and their related notes included in our most recent annual report on Form 20-F. Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. We do not have any current plan to declare or pay any cash dividends on our Ordinary Shares in the foreseeable future. See “Item 3. Key Information — D. Risk Factors — Risks Related to the Trading Market—Because we do not expect to pay dividends in the foreseeable future, you must rely on a price appreciation of our Ordinary Shares for a return on your investment” on page 33 of our most recent annual report on Form 20-F.

U.S. investors will not be subject to Cayman Islands, British Virgin Islands, or Hong Kong taxation on dividend distributions, and no withholding will be required on the payment of dividends or distributions to them, while they may be subject to U.S. federal income tax for receiving dividends, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. See “Item 10, Additional Information — E. Taxation” of our most recent annual report on Form 20-F. Additionally, a withholding tax rate of 10% on dividends may be payable by our PRC subsidiaries to their non-PRC enterprise shareholders. See “Item 3. Key Information — D. Risk Factors — Risk Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” on page 26 of our most recent annual report on Form 20-F.

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Business Overview

We conduct our business in China through our PRC subsidiaries and the affiliated entities. The following description of our business is a description of the business of our PRC subsidiaries and the affiliated entities. See “Corporate History and Structure— Contractual Arrangements with the Affiliated Entities” for a summary of the contractual arrangements.

We are an exempted company with limited liability incorporated in the Cayman Islands on February 25, 2019. Through our operating companies (i) China Liberal Beijing, incorporated in the PRC on August 10, 2011, (ii) China Liberal Fujian, incorporated in the PRC on April 19, 2021, (iii) Oriental Wisdom, incorporated in the PRC on August 17, 2009, and (iv) Fujian Wanzhong, incorporated in the PRC on December 12, 2008, as well as the affiliated entities, we are an educational service provider operating under the “China Liberal” brand in the PRC. Our mission is to provide China’s students with the tools to excel in a global environment. We strive to meet the needs of the ever-growing number of young talents in China.

Through the operating entities, we provide a wide variety of educational services and products intended to address the needs of schools and students:

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Operation of colleges, which is the core of the operating entities’ business. Prior to August 2022, we generated revenue from providing services under Sino-foreign jointly managed academic programs (“Sino-foreign Jointly Managed Academic Programs”) offered by colleges in China;

•	Sales of textbooks and course materials;
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Technological consulting services provided to targeted Chinese universities to improve campus information and data management systems and optimize teaching, operating and management environment, creating a “smart campus”; these consulting services include campus intranet solution buildout, school management software customization, smart devices (mainly Internet of things, or IoT devices, extending the Internet connectivity to physical devices) installation and testing, and school management data collection and analysis, all of which can be specifically tailored to meet a client’s particular needs (“Technological Consulting Services for Smart Campus Solutions”);

•	Tailored job readiness training to graduating students (“Integration of Enterprises and Vocational Education”), acting as the key bridge between partner schools and employers; and
•	Sales of proprietary AI-Space products, all-in-one machines designed to provide highly integrated visualization solutions in classrooms and other professional settings.

We started generating revenue in the year ended December 31, 2012 through services provided by China Liberal Beijing under certain Sino-foreign Jointly Managed Academic Programs. We continued to maintain and expand this core business throughout the years, giving us revenues of $2.8 million, $2.7 million and $3.3 million for the years ended December 31, 2020, 2021 and 2022, respectively, representing 55.2%, 68.5% and 28.8% of our net revenues for those respective years. A vast majority of these revenues derived from our two major partners prior to August 2022, FMP and Minjiang University. On September 2, 2022, we completed the acquisition of Wanwang. Since then, we have been operating FMP and Strait College through Wanwang. We have started generating revenue from course fees derived from providing educational programs, namely FMP and Strait College, to students since September 2022, which generated us revenue of $6.4 million for the year ended December 31, 2022.

We also started generating revenues from Technological Consulting Services for Smart Campus Solutions business in 2017, with revenues of $2.0 million, $1.1 million and $0.3 million, representing 39.7%, 27.1% and 2.4% of our net revenues for the years ended December 31, 2020, 2021 and 2022, respectively.

The Integration of Enterprises and Vocational Education business (tailored job readiness training services) only started generating revenue in the second half of 2019. In 2019, we generated de minimis revenue from this business line due to a limited number of students enrolled for this line of services. For the fiscal years ended December 31, 2020, 2021 and 2022, we generated revenue of $76,400, $137,772 and $1.3 million from this business line, representing 1.5%, 3.5% and 10.9% of our net revenues in 2020, 2021 and 2022.

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We started generating revenue from sales of proprietary AI-Space products in 2021, with revenue of $36,824 from this business line in the fiscal year ended December 31, 2021 and revenue of $227,802 in the fiscal year ended December 31, 2022. The AI-Space products are bundled with Technological Consulting Services for Smart Campus Solutions business and revenue was recorded within revenues from Technological Consulting Services for Smart Campus Solutions business.

Additionally, our PRC subsidiaries provided Overseas Study Consulting Services from 2017 to January 2022. We generated $0.1 million, $36,174 and $0.3 million in revenues from Overseas Study Consulting Services for the years ended December 31, 2020, 2021 and 2022, respectively, representing 2.6%, 0.9% and 2.8% of our total revenue for those respective years. According to the administration guidelines issued by General Office of the Ministry of Education in December 2021, universities and colleges shall cease projects and cooperation with external parties and, as a result, after all of our PRC subsidiaries’ existing contracts with Beijing Foreign Studies University came to completion, our PRC subsidiaries discontinued Overseas Study Consulting Services in January 2023.

Summary of Risk Factors

Investing in our ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our ordinary shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F.

Risks Related to the Business and Industry of the operating entities

Risks and uncertainties related to the business and industry of the operating entities include, but are not limited to, the following:

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We operate two colleges and our revenues are highly concentrated from them. If we are not able to continue to generate significant revenues from FMP or Strait College, our results of operations and financial condition may be materially and adversely affected.

•	We rely heavily on the continuous reputation of the colleges that we operate in order to attract and maintain a significant number of student enrollment.

•	If either of the colleges were to lose their Sino-foreign program permits, our results of operations and financial condition may suffer substantially.

•	If FMP or Strait College fail to increase student enrollments, our net revenues may decline, and we may not be able to maintain growth.

•

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

For more detailed discussions of these risks, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business” on pages 12 to 20 of our most recent annual report on Form 20-F filed with the SEC on May 15, 2023.

Risks Related to Our Corporate Structure

Risks and uncertainties relating to our corporate structure include, but are not limited to, the following:

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In the event we are presented with business combination opportunities, we may be unable to complete such transactions efficiently or on favorable terms due to complicated merger and acquisition regulations and certain other PRC regulations. See “Item 3. Key Information—D. Risk Factors— In the event we are presented with business combination opportunities, we may be unable to complete such transactions efficiently or on favorable terms due to complicated merger and acquisition regulations and certain other PRC regulations” on pages 20 and 21 of our most recent annual report on Form 20-F.

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You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law. See “Item 3. Key Information—D. Risk Factors— You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law” on page 21 of our most recent annual report on Form 20-F.

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Certain judgments obtained against us by our shareholders may not be enforceable. We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in the PRC. In addition, most of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. See “Item 3. Key Information—D. Risk Factors— Certain judgments obtained against us by our shareholders may not be enforceable” on pages 21 and 22 of our most recent annual report on Form 20-F.

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A significant portion of our revenue is derived from the affiliated entities. We do not have an ownership interest in either of the affiliated entities. For accounting purposes, our wholly owned subsidiary directs the activities and receives the economic benefits of the affiliated entities through the cooperation agreements entered into with Minjiang University, which enable us to consolidate the financial results of the affiliated entities in our consolidated financial statements under U.S. GAAP. Any deficiency in the cooperation agreement may result in our lack of ability to consolidate the financial results of the affiliated entities into ours, which may materially and adversely affected our business operations, financial position, and results of operations. See “Item 3. Key Information—D. Risk Factors— The Cooperation Agreements between Fujian Wanzhong and Minjiang University may not be effective in providing control over the affiliated entities” on page 22 of our most recent annual report on Form 20-F.

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A portion of our business in the PRC is undertaken on the basis of the approvals, certificates, business licenses, and other requisite licenses held by the affiliated entities. There is no assurance that the affiliated entities will be able to renew its licenses or certificates when their terms expire with substantially similar terms as the ones they currently hold. Further, our relationship with each affiliated entity is governed by the respective cooperation agreements, which are intended to enable us, through our indirect ownership of Fujian Wanzhong, to be the primary beneficiary of the affiliated entities for accounting purposes. However, the cooperation agreements may not be effective in providing control over the applications for and maintenance of the licenses required for our business operations. See “Item 3. Key Information—D. Risk Factors— We rely on the approval certificates and business license held by the affiliated entities, and any deterioration of the relationship between Fujian Wanzhong and the affiliated entities could materially and adversely affect our overall business operations” on page 22 of our most recent annual report on Form 20-F.

•

Because we rely on the cooperation agreements with the affiliated entities for our revenue, the termination of these agreements would severely and detrimentally affect our business operations, financial position and results of operations. See “Item 3. Key Information—D. Risk Factors— Because we rely on the cooperation agreements with the affiliated entities for our revenue, the termination of these agreements would severely and detrimentally affect our business operations, financial position and results of operations” on page 22 of our most recent annual report on Form 20-F.

For more detailed discussions of these risks, see pages 20 to 22 of our annual report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on May 15, 2023.

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Risks Related to Doing Business in China

We, our subsidiaries and the affiliated entities are also subject to risks and uncertainties relating to doing business in China in general, including, but are not limited to, the following:

•

The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our Ordinary Shares” on pages 23 to 25 of our most recent annual report on Form 20-F;

•

Uncertainties with respect to the PRC legal system could adversely affect us. The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our ordinary shares. In addition, there are significant risks and uncertainties regarding enforcement of laws in China and rules and regulations in China can change quickly with little advance notice. See “Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system could adversely affect us” on page 25 of our most recent annual report on Form 20-F;

•

Our ordinary shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditor. The delisting and the cessation of trading of our ordinary shares, or the threat of their being delisted and prohibited from being traded, may materially and adversely affect the value of your investment. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and reduced the period of time for foreign companies to comply with PCAOB audits to two consecutive years, instead of three, thus reducing the time period before our securities may be prohibited from trading or delisted. Our current auditor, Audit Alliance LLP, is headquartered in Singapore, and has been inspected by the PCAOB on a regular basis. The determination announced by the PCAOB on December 16, 2021 notes all of the accounting firms that the PCAOB is not able to inspect, and our auditor is not subject to such determination. On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the U.S. Securities and Exchange Commission. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. See “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China —Recent joint statement by the SEC and Public Company Accounting Oversight Board, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.” on pages 30 and 31 of our most recent annual report on Form 20-F;

•

The PRC government’s significant oversight over our business operations could result in a material adverse change in our operations and the value of our ordinary shares. The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities and may intervene or influence our operations at any time, which could result in a material change in our operations and the value of our Ordinary Shares” on pages 23 through 25 of our most recent annual report on Form 20-F;

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It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within China. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without governmental approval in China, no entity or individual in China may provide documents and information relating to securities business activities to overseas regulators when it is under direct investigation or evidence discovery conducted by overseas regulators. See “Risk Factors — Risks Related to Doing Business in China —Certain judgments obtained against us by our shareholders may not be enforceable” on pages 21 and 22 of our most recent annual report on Form 20-F;

•

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements that we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. See “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” on page 26 of our most recent annual report on Form 20-F;

•

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may cause a delay in or prevent us from using offshore funds to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business. See “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of our offerings to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” on pages 26 and 27 of our most recent annual report on Form 20-F;

•

PRC regulations relating to offshore investment activities by PRC residents may limit the ability of our PRC subsidiaries to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC laws. See “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China — Regulations relating to offshore investment activities by PRC residents may limit our ability to acquire PRC companies and could adversely affect our business” on page 29 of our most recent annual report on Form 20-F;

•

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies, and heightened scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions that we may pursue in the future. See “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China — We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprise by its non-PRC holding companies” on pages 29 and 30 of our most recent annual report on Form 20-F; and

•

To the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company, its subsidiaries, or the affiliated entities by the PRC government to transfer cash or assets. See “Item 3. Key Information—D. Risk Factors— To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us, our subsidiaries, or the affiliated entities by the PRC government to transfer cash or assets” on page 28 of our most recent annual report on Form 20-F.

For more detailed discussions of these risks, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” on pages 23 to 32 of our most recent annual report on Form 20-F.

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Risks Related to the Trading Market

In addition to the risks and uncertainties described above, we are subject to risks relating to the trading market, including, but not limited to, the following:

•	The trading price of our Ordinary Shares is likely to be volatile, which could result in substantial losses to investors;

•	The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price; and

•	Because we do not expect to pay dividends in the foreseeable future, you must rely on a price appreciation of our Ordinary Shares for a return on your investment.

For more detailed discussions of these risks, see “Risk Factors—Risks Related to the Trading Market” on pages 32 to 35 of our most recent annual report on Form 20-F.

Corporate Information

Our principal executive office is located at Room 805, Block 15, No. A1 Chaoqian Road, Science and Technology Park, Changping District, Beijing, the PRC. Our telephone at this address is +86-10-6597-8118. Our registered office in the Cayman Islands is located at c/o Campbells Corporate Services Limited, Floor 4, Willow House, Cricket Square, Grand Cayman, KY1-9010, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc.

Investors should submit any inquiries to the address or through the telephone number of our principal executive offices. Our main website is http://www.chinaliberal.com. The information contained on our website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” below, in the applicable prospectus supplement and under the heading “Item 3. Key Information—3.D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2022, or any updates in our reports on Form 6-K, together with all of the other information appearing in, or incorporated by reference into, under the Exchange Act that are incorporated herein by reference into, this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus (as may be detailed in a prospectus supplement) up to a total dollar amount of US$100,000,000 in one or more offerings. The selling securityholder may sell from time to time pursuant to this prospectus up to 1,622,017 ordinary shares. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. See “Plan of Distribution.” We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

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CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities offered under this prospectus for general corporate purposes, which may include capital expenditures, working capital, and other business opportunities.

We will not receive any proceeds from the sale of any securities by the selling securityholder. The selling securityholder will receive all of the net proceeds from the sale of any securities offered by it under this prospectus. The selling securityholder will bear any underwriting discounts and commission and expenses incurred by it for brokerage, accounting, tax, legal services or any other expenses incurred by the selling securityholder in disposing of these securities.

We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus.

DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability and our affairs are governed by our amended and restated memorandum and articles of association, as amended and restated from time to time, and Companies Act (As Revised) of the Cayman Islands (the “Companies Act”), and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital was US$50,000 divided into 50,000,000 ordinary shares. As of the date of this prospectus, there are 31,598,333 ordinary shares outstanding.

Our Amended and Restated Memorandum and Articles of Association

The following are summaries of material provisions of our Amended and Restated Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

General. Our ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and are issued when registered in our register of members.

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Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors and shareholders pursuant to our amended and restated memorandum and articles of association and the Companies Act. Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with our amended and restated memorandum and articles of association: (a) the directors may declare dividends in accordance with the respective rights of the shareholders and authorize payment of the same out of the funds of the Company lawfully available therefore; and (b) shareholders may, by ordinary resolution, declare dividends (including interim dividends) in accordance with the respective rights of the shareholders but no such dividend shall exceed the amount recommended by the directors. Under the laws of the Cayman Islands, our company may pay a dividend out of either profits or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

General Meetings of Shareholders. Our annual general meeting shall be held in each year (other than the year in which our articles were adopted) at such time as determined by our board of directors and we may, but shall not (unless required by the Companies Act) be obliged to, in each year hold any other general meeting.

Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders but a general meeting may be called by shorter notice, subject to the Companies Act, if it is so agreed:

(a)	in the case of a meeting called as an annual general meeting, by all the shareholders entitled to attend and vote thereat; and

(b)

in the case of an extraordinary general meeting, by a majority in number of the shareholders having the right to attend and vote at the meeting together holding not less than ninety-five percent (95%) of all votes attaching to all the issued shares giving that right.

A quorum required for and throughout a meeting of shareholders consists of shareholders entitled to vote upon the business to be transacted at the meeting present in person or by proxy or in the case of a shareholder being a corporation, by its duly authorized representative, holding not less than an aggregate of one-third in nominal value of our total issued voting shares entitled to vote upon the business to be transacted.

Transfer of Ordinary Shares. Subject to the restrictions contained in our Amended and Restated Memorandum and Articles of Association, any shareholder may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by any Designated Stock Exchange (as defined under our articles) or in any other form approved by our board of directors and may be under hand or, if the transferor or transferee is a Clearing House (as defined under our articles), by hand or by electronic machine imprinted signature or by such other manner of execution as the our board of directors may approve from time to time.

Our board of directors may, in its absolute discretion, and without giving any reason therefore, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•

a fee of such maximum sum as any Designated Stock Exchange (as defined under our articles) may determine to be payable or such lesser sum as our board of directors may from time to time require is paid to us in respect thereof;

•	the instrument of transfer is in respect of only one class of shares;
•	the ordinary shares are fully paid and free of any lien;
•

the instrument of transfer is lodged at the registered office or such other place at which the register of members is kept in accordance with the accompanied by any relevant share certificate(s) and/or such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

•	if applicable, the instrument of transfer is duly and properly stamped.

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If our directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to the transferee notice of such refusal.

The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of any Designated Stock Exchange (as defined under our Amended and Restated Memorandum and Articles of Association), be suspended and our register of members be closed at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as our board of directors may determine. This, however, is unlikely to affect market transactions of the Ordinary Shares purchased by investors in the public offering. Since our Ordinary Shares are listed on the Nasdaq, the legal title to such Ordinary Shares and the registration details of those Ordinary Shares in our register of members remain with Transhare Corporation. All market transactions with respect to those Ordinary Shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the Transhare Corporation systems.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the excess shall be distributed pari passu amongst the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up, on the shares held by them respectively. The foregoing is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

Calls on Shares and Forfeiture of Shares. Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least fourteen clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten per cent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share.

At any time the directors may declare any share to be wholly or partly exempt from the calls and forfeiture provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within fourteen days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Redemption and Repurchase of Shares. Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by our directors:

(a) issue shares on terms that they are to be redeemed or are liable to be redeemed at our option or the shareholder on such terms and in such manner as the directors of the Company may, before the issue of shares, determine;

(b) purchase its own shares (including any redeemable shares) in such manner and on such terms as our directors may determine and agree with the relevant shareholder; and

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(c) make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of capital.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Forfeiture or surrender of shares. If a shareholder fails to pay any call the directors may give to such shareholder not less than fourteen clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

Subject to the provisions of the Companies Act, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, and shall surrender to us for cancellation the certificate for the shares forfeited, notwithstanding such forfeit, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment.

A statutory declaration, made by a director or the secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Variations of Rights of Shares. Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Issuance of Additional Shares. Our amended and restated memorandum of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our amended and restated memorandum of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

•	the designation of the series;
•	the number of shares of the series;
•	the dividend rights, dividend rates, conversion rights, voting rights; and
•	the rights and terms of redemption and liquidation preferences.

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Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of the ordinary shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general rights under the Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than the register of mortgages). However, we will provide our shareholders with annual audited financial statements.

Anti-Takeover Provisions. Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

•

authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further votes or actions by our shareholders; and

•	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Alteration of share capital. Subject to the Companies Act, our shareholders may, by ordinary resolution:

•	increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

•	consolidate and divide all or any of the share capital into shares of a larger par value than the existing shares;

•	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

•

subdivide the existing shares, or any of them into shares of a smaller par value than is fixed by our amended and stated memorandum of association (subject, nevertheless, to the applicable Cayman Islands law) provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

•

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Indemnification of Directors and Officers. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty of such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

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Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares in the United States is Transhare Corporation, with a mailing address of Bayside Center 1, 17755 North US Highway 19, Suite #140, Clearwater, FL 33764.

Listing

Our ordinary shares are listed on Nasdaq under the symbol “CLEU.”

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow many recent English law statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware. This discussion does not purport to be a complete statement of the rights of our shareholders under applicable law in the Cayman Islands and our amended and restated memorandum and articles of association nor the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) ”merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

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Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissenting minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against or derivative actions in the name of the company to challenge actions where:

•	a company acts or proposes to act illegally or ultra vires;

•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provides that our officers and directors for the time being shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self- dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act provides that the shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held. Our amended and restated memorandum and articles of association provides that a resolution (including a special resolution) in writing (in one or more counterparts) signed by or on behalf of all of the shareholders for the time being entitled to receive notice of and to attend and vote at general meetings (or, in the case of corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of our company duly convened and held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated memorandum and articles of association allows our shareholders holding at the date of deposit of the requisition not less than two-thirds, in par value of the issued shares which as at that date carry the right to vote at general meetings of the Company to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our amended and restated memorandum and articles of association does not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated memorandum and articles of association does not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

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Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our amended and restated memorandum and articles of association, the office of a director may be terminated forthwith if (a) he is prohibited by the law of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months. Under the Companies Act, removal of directors is governed by the terms of the memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the Company are required to comply with fiduciary duties which they owe to the Company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our amended and restated memorandum and articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

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Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our amended and restated memorandum and articles of association, our amended and restated memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Nonresident or Foreign Shareholders. There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of nonresident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

DESCRIPTION OF ORDINARY SHARES

We may issue our ordinary shares either alone or underlying other securities convertible into or exercisable or exchangeable for our ordinary shares.

Holders of our ordinary shares are entitled to certain rights and subject to certain conditions as set forth in our amended and restated memorandum and articles of association and the Companies Act. See “Description of Share Capital.”

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into our ordinary shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

•	the title of the debt securities;

•	the total amount of the debt securities;

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•	the amount or amounts of the debt securities will be issued and interest rate;

•	the conversion price at which the debt securities may be converted;

•	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

•	if applicable, a discussion of material federal income tax consideration;

•	if applicable, the terms of the payoff of the debt securities;

•	the identity of the indenture agent, if any;

•	the procedures and conditions relating to the conversion of the debt securities; and

•	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for ordinary shares will not have any rights of holders of ordinary shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

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DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the price or prices at which the warrants may be exercised;

•	the currency or currencies that investors may use to pay for the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material federal income tax considerations;

•	if applicable, the terms of redemption of the warrants;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

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Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for ordinary shares will not have any rights of holders of ordinary shares and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, which we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

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The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

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The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of American Depositary Shares,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We and the selling securityholder may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

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We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

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Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

SELLING SECURITYHOLDER

This prospectus covers the public resale of our securities owned by the selling securityholder named below. Such selling securityholder may from time to time offer and sell pursuant to this prospectus any or all of the ordinary shares owned by it. The selling securityholder, however, makes no representations that the ordinary shares will be offered for sale. The table below presents information regarding the selling securityholder and the ordinary shares that it may offer and sell from time to time under this prospectus.

The following table sets forth:

•	the name of the selling securityholder;

•	the number of securities beneficially owned by the selling securityholder prior to the sale of the securities covered by this prospectus;

•	the number of securities that may be offered by the selling securityholder pursuant to this prospectus;

•	the number of securities to be beneficially owned by the selling securityholder following the sale of any securities covered by this prospectus; and

•	the percentage of each type of securities to be owned by the selling securityholder before and after the sale of the securities covered by this prospectus.

All information with respect to ownership of the selling securityholder’s shares has been furnished by or on behalf of the selling securityholder and, unless otherwise indicated, is as of the date of this prospectus. Based on information supplied by the selling securityholder, we believe that, except as may otherwise be indicated in the footnotes to the table below, the selling securityholder has sole voting and dispositive power with respect to the securities reported as beneficially owned by it.

Because the selling securityholder may sell, transfer or otherwise dispose of all, some or none of the securities covered by this prospectus, we cannot determine the number of such securities that will be sold, transferred or otherwise disposed of by the selling securityholder, or the amount or percentage of securities that will be held by the selling securityholder upon termination of any particular offering or sale, if any. The selling securityholder makes no representations, however, that it will sell, transfer or otherwise dispose any securities in any particular offering or sale. In addition, the selling securityholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares it holds in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth on the table below. Solely for purposes of the requirements applicable to the registration statement of which this prospectus forms a part, the following table assumes that the selling securityholder will sell all of the securities owned beneficially by it that are covered by this prospectus, but will not sell any other securities that it presently owns.

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Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Securities Beneficially Owned prior to this Offering		Securities Being Registered for Resale	Securities Beneficially Owned after this Offering
Name of Selling Shareholder	Ordinary shares (1)	Percentage	Ordinary shares	Ordinary shares	Percentage
Ever Alpha Global Limited (1)	5,679,959	17.98%	1,622,017	4,057,942	12.84%

(1)

Represents 5,679,959 ordinary shares held by Ever Alpha Global Limited, which is 100% owned by Ms. Ngai Ngai Lam, our chief executive officer and chairperson of the board of directors. The registered address of Ever Alpha Global Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town Tortola, VG1110, British Virgin Islands.

The selling securityholder and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the securities offered by this prospectus, and any profits realized or commissions received may be deemed underwriting compensation.

Additional selling securityholder not named in this prospectus will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified selling securityholder will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its securities from holder named in this prospectus after the effective date of this prospectus.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—10.E. Taxation” in our annual report on Form 20-F for the fiscal year ended December 31, 2022, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	US$	11,264.88
Financial Industry Regulatory Authority fees	US$	15,833.32
Legal fees and expenses	US$	*
Accounting fees and expenses	US$	*
Miscellaneous expenses	US$	*
Total	US$	*

*

To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

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MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in our annual report on Form 20-F for the fiscal year ended December 31, 2022, in our reports of foreign private issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since December 31, 2022.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Campbells. Legal matters as to PRC law will be passed upon for us by H&J Law Firm. Hunter Taubman Fischer & Li LLC may rely upon Campbells with respect to matters governed by Cayman Islands law and H&J Law Firm with respect to matters governed by PRC law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of China Liberal Education Holdings Limited and its subsidiaries and affiliated entities as of December 31, 2021 and 2022 and for each of the two years in the period ended December 31, 2022 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022, have been so incorporated by reference in reliance on the report of Audit Alliance LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

The office of Audit Alliance LLP is located in Singapore.

The consolidated financial statements of China Liberal Education Holdings Limited and its subsidiaries for the year ended December 31, 2020 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022, have been so incorporated by reference in reliance on the report of Friedman LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

The registered business address of Friedman LLP was located at One Liberty Plaza, 165 Broadway, Floor 21, New York, NY 10006. Effective on September 1, 2022, Friedman LLP combined with Marcum LLP. The services previously provided by Friedman LLP are now provided by Marcum Asia CPAs LLP. The office of Marcum Asia CPAs LLP is located at Seven Penn Plaza, Suite 830, New York, NY 10001.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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We hereby incorporate by reference into this prospectus the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on May 15, 2023;

(2)	our current report on Form 6-K filed with the SEC on July 7, 2023;

(3)

the description of our ordinary shares contained in our registration statements on Form 8-A, filed with the SEC on March 31, 2020, which incorporates by reference the description of the Registrant’s ordinary shares set forth in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-233016), as amended, originally filed with the SEC on August 5, 2019, including any amendments or reports filed for the purpose of updating such description, and any amendment or report filed for the purpose of updating such description;

(4)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(5)

any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on May 15, 2023 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

China Liberal Education Holdings Limited

Room 805, Block 15, No. A1 Chaoqian Road,

Science and Technology Park, Changping District

Beijing, 102200

People’s Republic of China

+86 (10) 6597 8118

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

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As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands, as an exempted company, in order to enjoy the following benefits:

•	political and economic stability;
•	an effective judicial system;
•	a favorable tax system;
•	the absence of exchange control or currency restrictions; and
•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

•

the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

•	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors, and shareholders, be arbitrated.

All of our operations are conducted in China, and all of our assets are located in China. In addition, our chief financial officer, Mr. Wenhuai Zhuang, and our directors, Mr. Fangzhong Sun, Mr. Wandong Chen, and Ms. Xinyu Deng are residents of mainland China. Our Chief Executive Officer and chairperson of the board, Ms. Ngai Ngai Lam, and our director, Ms. Ngo Yin Tsang, are residents of Hong Kong. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

We have been advised by Campbells, our counsel as to Cayman Islands law, that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that there is uncertainty as to whether a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability provisions, whether or not predicated solely upon the U.S. federal securities laws, would be enforceable in the Cayman Islands. This uncertainty relates to whether such a judgment would be determined by the courts of the Cayman Islands to be penal or punitive in nature.

We have also been advised by Campbells that, notwithstanding the above, a final and conclusive judgment obtained in U.S. federal or state courts under which a definite sum of money is payable as compensatory damages and not in respect of laws that are penal in nature (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided that: (a) the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in the Cayman Islands and the parties subject to such judgment either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process, (b) the judgment given by the foreign court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations, (c) the judgment was final and conclusive and for a liquidated sum, (d) the judgment was not obtained by fraud, and (e) the judgment was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy in the Cayman Islands.

A Cayman Islands court may impose civil liability on us or our directors or officers in a suit brought in the Grand Court of the Cayman Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under Cayman Islands law.

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H&J Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China, would:

•

recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States so far as the liabilities imposed by those provisions are penal in nature; or

•

entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have been advised by our PRC legal counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of U.S. courts or Cayman courts obtained against us or these persons predicated upon the civil liability provisions of the U.S. federal and state securities laws or Cayman Island laws. H&J Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

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18,000,000 Ordinary Shares

China Liberal Education Holdings Limited

Prospectus Supplement

September 25, 2023

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